EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by RSE Archive, LLC (the “Company”). The offering statement was originally filed by the Company on August 13, 2019 and has been amended by the Company on multiple occasions since that date. The offering statement, as amended by pre-qualification amendments, was initially qualified by the U.S. Securities and Exchange Commission (the “SEC”) on October 11, 2019.

Different Series of the Company have already been offered or have been qualified but not yet launched as of the date hereof, by the Company under the offering statement, as amended and qualified. Each such Series of the Company will continue to be offered and sold by the Company following the filing of this post-qualification amendment subject to the offering conditions contained in the offering statement, as qualified.

The purpose of this post-qualification amendment is to add to the offering statement, as amended and qualified, the offering of additional Series of the Company and to amend, update and/or replace certain information contained in the Offering Circular. The Series already offered, or qualified but not yet launched as of the date hereof, under the offering statement, and the additional Series being added to the offering statement by means of this post-qualification amendment, are outlined in the Master Series Table contained in the section titled “Interests in Series Covered by This Amendment” of the Offering Circular to this post-qualification amendment.

This Post-Qualification Offering Circular Amendment No. 4 amends the Post-Qualification Offering Circular No. 3 of  RSE Archive LLC, dated December 5, 2019, as qualified on December 18, 2019, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below. An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

POST-QUALIFICATION OFFERING CIRCULAR AMENDMENT NO. 4

SUBJECT TO COMPLETION; DATED FEBRUARY 7, 2020

RSE ARCHIVE, LLC

250 LAFAYETTE STREET, 3rd FLOOR, NEW YORK, NY 10012

(347-952-8058) Telephone Number

www.rallyrd.com

This Post-Qualification Amendment relates to the offer and sale of series of interest, as described below, to be issued by RSE Archive, LLC (the “Company,” “we,” “us,” or “our”).

		Series Membership Interests Overview
		Price to Public	Underwriting Discounts and Commissions (1)(2)(3)	Proceeds to Issuer	Proceeds to Other Persons

Series #52MANTLE	Per Unit	$132.00		$132.00
	Total Minimum	$105,600		$105,600
	Total Maximum	$132,000		$132,000

Series #71MAYS	Per Unit	$28.50		$28.50
	Total Minimum	$45,600		$45,600
	Total Maximum	$57,000		$57,000

Series #RLEXPEPSI	Per Unit	$8.90		$8.90
	Total Minimum	$14,240		$14,240
	Total Maximum	$17,800		$17,800

Series #10COBB	Per Unit	$39.00		$39.00
	Total Minimum	$31,200		$31,200
	Total Maximum	$39,000		$39,000

Series #POTTER	Per Unit	$24.00	$24.00
	Total Minimum	$57,600	$57,600
	Total Maximum	$72,000	$72,000

Series #TWOCITIES	Per Unit	$72.50	$72.50
	Total Minimum	$11,600	$11,600
	Total Maximum	$14,500	$14,500

Series #FROST	Per Unit	$67.50	$67.50
	Total Minimum	$10,800	$10,800
	Total Maximum	$13,500	$13,500

Series #BIRKINBLEU	Per Unit	$58.00	$58.00
	Total Minimum	$46,400	$46,400
	Total Maximum	$58,000	$58,000

Series #SMURF	Per Unit	$17.25	$17.25
	Total Minimum	$27,600	$27,600
	Total Maximum	$34,500	$34,500

Series #70RLEX	Per Unit	$20.00	$20.00
	Total Minimum	$16,000	$16,000
	Total Maximum	$20,000	$20,000

Series #EINSTEIN	Per Unit	$7.25	$7.25
	Total Minimum	$11,600	$11,600
	Total Maximum	$14,500	$14,500

Series #HONUS	Per Unit	$52.00	$52.00
	Total Minimum	$416,000	$416,000
	Total Maximum	$520,000	$520,000

Series #75ALI	Per Unit	$23.00	$23.00

	Total Minimum	$36,800	$36,800
	Total Maximum	$46,000	$46,000

Series #71ALI	Per Unit	$15.50	$15.50
	Total Minimum	$24,800	$24,800
	Total Maximum	$31,000	$31,000

Series #APROAK	Per Unit	$75.00	$75.00
	Total Minimum	$60,000	$60,000
	Total Maximum	$75,000	$75,000

Series #88JORDAN	Per Unit	$11.00	$11.00
	Total Minimum	$17,600	$17,600
	Total Maximum	$22,000	$22,000

Series #56MANTLE	Per Unit	$1.00	$1.00
	Total Minimum	$8,000	$8,000
	Total Maximum	$10,000	$10,000

Series #APEOD	Per Unit	$62.00	$62.00
	Total Minimum	$24,800	$24,800
	Total Maximum	$31,000	$31,000

Series #98JORDAN	Per Unit	$64.00	$64.00
	Total Minimum	$102,400	$102,400
	Total Maximum	$128,000	$128,000

Series #AGHOWL	Per Unit	$38.00	$38.00
	Total Minimum	$15,200	$15,200
	Total Maximum	$19,000	$19,000

Series #ROOSEVELT	Per Unit	$19.50	$19.50
	Total Minimum	$15,600	$15,600

	Total Maximum	$19,500	$19,500

Series #ULYSSES	Per Unit	$51.00	$51.00
	Total Minimum	$20,400	$20,400
	Total Maximum	$25,500	$25,500

Series #YOKO	Per Unit	$80.00	$80.00
	Total Minimum	$12,800	$12,800
	Total Maximum	$16,000	$16,000

Series #15PTKWT	Per Unit	$108.00	$108.00
	Total Minimum	$86,400	$86,400
	Total Maximum	$108,000	$108,000

Series #18ZION	Per Unit	$30.00	$30.00
	Total Minimum	$12,000	$12,000
	Total Maximum	$15,000	$15,000

Series #APOLLO11	Per Unit	$32.00	$32.00
	Total Minimum	$25,600	$25,600
	Total Maximum	$32,000	$32,000

Series #SNOOPY	Per Unit	$12.75	$12.75
	Total Minimum	$20,400	$20,400
	Total Maximum	$25,500	$25,500

Series #24RUTHBAT	Per Unit	$85.00	$85.00
	Total Minimum	$204,000	$204,000
	Total Maximum	$255,000	$255,000

Series #33RUTH	Per Unit	$38.50	$38.50
	Total Minimum	$61,600	$61,600
	Total Maximum	$77,000	$77,000

Series #BIRKINBOR	Per Unit	$26.25	$26.25
	Total Minimum	$42,000	$42,000
	Total Maximum	$52,500	$52,500

Series #HIMALAYA	Per Unit	$70.00	$70.00
	Total Minimum	$112,000	$112,000
	Total Maximum	$140,000	$140,000

Series #SPIDER1	Per Unit	$22.00	$22.00
	Total Minimum	$17,600	$17,600
	Total Maximum	$22,000	$22,000

Series #BATMAN3	Per Unit	$78.00	$78.00
	Total Minimum	$62,400	$62,400
	Total Maximum	$78,000	$78,000

Series #BOND1	Per Unit	$38.50	$38.50
	Total Minimum	$30,800	$30,800
	Total Maximum	$38,500	$38,500

Series #CATCHER	Per Unit	$25.00	$25.00
	Total Minimum	$10,000	$10,000
	Total Maximum	$12,500	$12,500

Series #LOTR	Per Unit	$58.00	$58.00
	Total Minimum	$23,200	$23,200
	Total Maximum	$29,000	$29,000

Series #SCARLET	Per Unit	$27.00	$27.00
	Total Minimum	$10,800	$10,800
	Total Maximum	$13,500	$13,500

Series #AMZFNT1	Per Unit	$65.00	$65.00

	Total Minimum	$26,000	$26,000
	Total Maximum	$32,500	$32,500

Series #HULK1	Per Unit	$44.50	$44.50
	Total Minimum	$71,200	$71,200
	Total Maximum	$89,000	$89,000

Series #BATMAN1	Per Unit	$71.00	$71.00
	Total Minimum	$56,800	$56,800
	Total Maximum	$71,000	$71,000

Series #55CLEMENTE	Per Unit	$38.00	$38.00
	Total Minimum	$30,400	$30,400
	Total Maximum	$38,000	$38,000

Series #38DIMAGGIO	Per Unit	$22.00	$22.00
	Total Minimum	$17,600	$17,600
	Total Maximum	$22,000	$22,000

Series #RUTHBALL1	Per Unit	$29.00	$29.00
	Total Minimum	$23,200	$23,200
	Total Maximum	$29,000	$29,000

(1) Dalmore Group, LLC (the “BOR” or “Dalmore”) will be acting as a broker of record and entitled to a Brokerage Fee as reflected herein and described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses” for additional information.

(2) DriveWealth, LLC (the “Custodian”) will be acting as custodian of interests and hold brokerage accounts for interest holders in connection with the Company’s offerings and will be entitled to a Custody Fee as reflected herein and described in greater detail under “Plan of Distribution and Subscription Procedure – Custodian” and “– Fees and Expenses” for additional information. For all offerings of the Company which closed or launch prior to the agreement with DriveWealth, signed on January 7 , 2020, interests are transferred into the DriveWealth brokerage accounts upon consent of the individual investors who purchased such shares or have transferred money into escrow in anticipation of purchasing such shares at the close of the currently ongoing offerings.

(3) No underwriter has been engaged in connection with the Offering (as defined below) and neither the BOR, nor any other entity, receives a finder’ fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests (as defined below). We intend to distribute all offerings of membership interests in any series of the Company principally through the Rally Rd.™ platform and any successor platform used by the Company for the offer and sale of interests, the “Platform”, as described in greater detail under “Plan of Distribution and Subscription Procedure” for additional information.

RSE Archive, LLC, a Delaware series limited liability company (“we,” “us,” “our,” “RSE Archive” or the “Company”) is offering, on a best efforts basis, a minimum (the “Total Minimum”) to a maximum (the “Total Maximum”) of membership interests of each of the following series of the Company, highlighted in gray in the “Master Series Table” in the “Interests In Series Covered By This Amendment” section. Series not highlighted in gray have completed their respective offerings at the time of this filing and the number of interests in the table represents the actual interests sold. The sale of membership interests is being facilitated by the BOR, a broker-dealer registered under the Securities Exchange Act of

1934, as amended (the “Exchange Act”), and member of FINRA and is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer.  For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective investors.

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series” and each, individually, as a “Series”.  The interests of all Series described above may collectively be referred to herein as the “Interests” and each, individually, as an “Interest” and the offerings of the Interests may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering.”  See “Description of the Interests Offered” on page 129 of the Offering Circular dated October 15, 2019 for additional information regarding the Interests.

The Company is managed by RSE Archive Manager, LLC, a Delaware limited liability company (the “Manager”). The Manager is a single-member entity owned by RSE Markets, Inc. (“RSE Markets”).

It is anticipated that the Company’s core business will be the identification, acquisition, marketing and management of memorabilia, collectible items and alcohol, collectively referred to as “Memorabilia Assets” or the “Asset Class,” for the benefit of the investors. The Series assets referenced in the “Interests In Series Covered By This Amendment” section may be referred to herein, collectively, as the “Underlying Assets” or each, individually, as an “Underlying Asset.” Any individuals, dealers or auction company which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential offering or the closing of an offering from which proceeds are used to acquire the Underlying Asset may be referred to herein as an “Asset Seller.” See “Description of the Business” for additional information regarding the Asset Class.

RSE Markets will serve as the asset manager (the “Asset Manager”) for each Series of the Company and provides services to the Underlying Assets in accordance with each Series’ asset management agreement.

This Offering Circular describes each individual Series found in the “Interests In Series Covered By This Amendment” section.

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit Investors by enabling each Series to benefit from economies of scale and by allowing Investors to enjoy the Company’s Underlying Asset collection at the Membership Experience Programs.

A purchaser of the Interests may be referred to herein as an “Investor” or “Interest Holder.”  There will be a separate closing with respect to each Offering (each, a “Closing”). The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date such Offering Circular or Amendment, as applicable, is qualified by the U.S. Securities and Exchange Commission, or the “Commission”, which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.

No securities are being offered by existing security-holders.

Each Offering is being conducted under Tier II of Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format.  The Company is not offering, and does not anticipate selling, Interests in any of the Offerings in any state where the BOR is not registered as a broker-dealer. The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with Atlantic Capital Bank, N.A., the “Escrow Agent”, and will not be commingled with the operating account of the Series, until, if and when there is a Closing with respect to that Series.  See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” on page 129 of the Offering Circular dated October 15, 2019 for additional information.

A purchase of Interests in a Series does not constitute an investment in either the Company or an Underlying Asset directly, or in any other Series of Interest.  This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Limited Liability Company Agreement of the Company (as amended from time to time, the “Operating Agreement”), described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause”.  The Manager and the Asset Manager thus retain significant control over the management of the Company, each Series and the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

This Offering Circular contains forward-looking statements which are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor the Manager or Asset Manager can guarantee future performance, or that future developments affecting the Company, the Manager, the Asset Manager, or the Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  Please see “Risk Factors” on page 31 and “Cautionary Note Regarding Forward-Looking Statements” on page 6 of the Offering Circular dated October 15, 2019 for additional information.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the Platform, via third party registered broker-dealers or otherwise. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. See the “Risk Factors” section on page 31.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO HTTP://WWW.INVESTOR.GOV.

NOTICE TO RESIDENTS OF THE STATES OF TEXAS AND WASHINGTON:

WE ARE LIMITING THE OFFER AND SALE OF SECURITIES IN THE STATES OF TEXAS AND WASHINGTON TO A MAXIMUM OF $5 MILLION IN ANY 12-MONTH PERIOD. WE RESERVE THE RIGHT TO REMOVE OR MODIFY SUCH LIMIT AND, IN THE EVENT WE DECIDE TO OFFER AND SELL ADDITIONAL SECURITIES IN THESE STATES, WE WILL FILE A POST-QUALIFICATION SUPPLEMENT TO THE OFFERING STATEMENT OF WHICH THIS OFFERING CIRCULAR IS A PART IDENTIFYING SUCH CHANGE.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

An investment in the Interests involves a high degree of risk. See “Risk Factors” on page 31 for a description of some of the risks that should be considered before investing in the Interests.

TABLE OF CONTENTS

RSE ARCHIVE, LLC

SECTIONPAGE

Incorporation by Reference of Offering Circular11

INTERESTS IN SERIES COVERED BY THIS AMENDMENT12

OFFERING SUMMARY26

RISK FACTORS33

USE OF PROCEEDS – Series #BOND151

DESCRIPTION OF SERIES CASINO ROYALE53

USE OF PROCEEDS – Series #CATCHER55

DESCRIPTION OF SERIES THE CATCHER IN THE RYE57

USE OF PROCEEDS – Series #LOTR59

DESCRIPTION OF SERIES THE LORD OF THE RINGS TRILOGY61

USE OF PROCEEDS – Series #SCARLET63

DESCRIPTION OF SERIES THE SCARLET LETTER65

USE OF PROCEEDS – Series #AMZFNT167

DESCRIPTION OF SERIES 1962 AMAZING FANTASY #1569

USE OF PROCEEDS – Series #HULK171

DESCRIPTION OF SERIES 1962 THE INCREDIBLE HULK #173

USE OF PROCEEDS – Series #BATMAN175

DESCRIPTION OF Series 1940 Batman #177

USE OF PROCEEDS – Series #55CLEMENTE79

DESCRIPTION OF Series 1955 TOPPS ROBERTO CLEMENTE CARD81

USE OF PROCEEDS – Series #38DIMAGGIO83

DESCRIPTION OF Series 1938 Goudey Joe DIMAGGIO CARD85

USE OF PROCEEDS – Series #RUTHBALL187

DESCRIPTION OF Series 1934-39 babe ruth ball89

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE91

DESCRIPTION OF THE BUSINESS98

EXHIBIT INDEXIII-1

 Incorporation by Reference of Offering Circular

The Offering Circular, including this Post-Qualification Amendment, is part of an offering statement (File No. 024-11057) that was filed with the Securities and Exchange Commission. We hereby incorporate by reference into this Post-Qualification Amendment all of the information contained in the following:

1.Part II of the Post-Qualification Amendment to Offering Circular No.3 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

•Use of Proceeds and Asset Descriptions in Post-Qualification Amendment to Offering Circular No. 3

•Management

2.Part II of the Post-Qualification Amendment to Offering Circular No.2 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

•Use of Proceeds and Asset Descriptions in Post-Qualification Amendment to Offering Circular No. 2

3.Part II of the Post-Qualification Amendment to Offering Circular No.1 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

•Use of Proceeds and Asset Descriptions in Post-Qualification Amendment to Offering Circular No. 1

4.Part II of the Offering Circular dated October 15, 2019 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

•Cautionary Note Regarding Forward-Looking Statements

•Trademarks and Trade Names

•Additional Information

•Potential Conflicts of Interest

•Dilution

•Use of Proceeds and Asset Descriptions

•Management’s Discussion and Analysis of Financial Condition and Results of Operation

•Compensation

•Principal Interest Holders

•Description of Interests Offered

•Material United States Tax Considerations

•Where to Find Additional Information

Note that any statement we make in this Post-Qualification Amendment (or have made in the Offering Circular) will be modified or superseded by an inconsistent statement made by us in a subsequent offering circular supplement or Post-Qualification Amendment.

INTERESTS IN SERIES COVERED BY THIS AMENDMENT

The master series table below, referred to at times as the “Master Series Table”, shows key information related to each Series. This information will be referenced in the following sections when referring to the Master Series Table. In addition, see the “Description of Underlying Asset” and “Use of Proceeds” section for each individual Series for further details.

The Series assets referenced in the Master Series Table below may be referred to herein, collectively, as the “Underlying Assets” or each, individually, as an “Underlying Asset”. Any individuals, dealers or auction company which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential offering or the closing of an offering from which proceeds are used to acquire the Underlying Asset may be referred to herein as an “Asset Seller”.

Series / Series Name	Qualification Date	Underlying Asset	Offering Price per Interest	Minimum Offering Size	Maximum Offering Size	Agreement Type	Opening Date (1)	Closing Date (1)	Status	Sourcing Fee	Minimum Membership Interests (2)	Maximum Membership Interests (2)	Comments
#52MANTLE / Series Mickey Mantle Card	10/11/2019	1952 Topps #311 Mickey Mantle Card	$132.00	$132,000		Purchase Option Agreement	10/18/2019	10/25/2019	Closed	$3,090	1000

• Purchase Option Agreement to acquire Underlying Asset for $125,000 entered on 4/26/2019
• Down-payment of $15,000 on 5/2/2019 and final payment of $110,000 on 06/29/2019 were made and financed through non-interest-bearing payments from the Manager
• $132,000 Offering closed on 10/25/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#71MAYS / Series Willie Mays Jersey	10/11/2019	1971 Willie Mays Jersey	$28.50	$57,000	Purchase Option Agreement	10/25/2019	10/31/2019	Closed	$1,830	2000

• Purchase Option Agreement to acquire a majority equity stake (90%) in the Underlying Asset for $47,250, entered on 4/26/2019, which valued Underlying Asset at $52,500
• Down-payment of $12,500 on 5/2/2019 and final payment of $34,750 on 9/14/2019 were made and financed through non-interest-bearing payments from the Manager
• $57,000 Offering closed on 10/31/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#RLEXPEPSI / Series Rolex Gmt-Master II Pepsi	10/11/2019	Rolex GMT Master II 126710BLRO	$8.90	$17,800	Purchase Agreement	11/1/2019	11/6/2019	Closed	$22	2000

• Purchase Agreement to acquire the Underlying Asset for $16,800 entered on 8/30/2019
• Payments of $2,100 on 6/12/2019 and $14,700 on 9/14/2019 were made and financed through non-interest-bearing payments from the Manager
• $17,800 Offering closed on 11/6/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#10COBB / Series E98 Ty Cobb	10/11/2019	1910 E98 Ty Cobb Card	$39.00	$39,000	Purchase Option Agreement	11/8/2019	11/14/2019	Closed	$1,510	1000

• Purchase Option Agreement to acquire Underlying Asset for $35,000 entered on 4/26/2019
• Down-payment of $15,000 on 5/2/2019 and final payment of $20,000 on 06/29/2019 were made and financed through non-interest-bearing payments from the Manager
• $39,000 Offering closed on 11/14/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#POTTER / Series Harry Potter	10/11/2019	1997 First Edition Harry Potter	$24.00	$72,000	Purchase Agreement	11/15/2019	11/21/2019	Closed	($510)	3000

• Purchase Agreement to acquire the Underlying Asset for $65,000 entered on 7/5/2019
• Down-payment of $10,000 on 7/8/2019, additional payment of $10,000 on 8/7/2019 and final payment of $45,000 on 10/9/2019 were made and financed through non-interest-bearing payments from the Manager
• $72,000 Offering closed on 11/21/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#TWOCITIES / Series A Tale of Two Cities	10/11/2019	First Edition A Tale of Two Cities	$72.50	$14,500	Purchase Option Agreement	11/15/2019	11/21/2019	Closed	$55	200

• Purchase Option Agreement to acquire Underlying Asset for $12,000 entered on 7/30/2019
• Down-payment of $1,800 on 8/9/2019 and final payment of $10,200 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $14,500 Offering closed on 11/21/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#FROST / Series A Boy’s Will	10/11/2019	First Edition A Boy's Will	$67.50	$13,500	Purchase Option Agreement	11/15/2019	11/21/2019	Closed	$865	200

• Purchase Option Agreement to acquire Underlying Asset for $10,000 entered on 7/30/2019
• Down-payment of $1,500 on 8/9/2019 and final payment of $8,500 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $13,500 Offering closed on 11/21/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#BIRKINBLEU / Series Hermès Birkin Bag	11/1/2019	Bleu Saphir Lizard Hermès Birkin	$58.00	$58,000	Upfront Purchase	11/22/2019	11/27/2019	Closed	$170	1000

• Acquired Underlying Asset for $55,500 on 8/2/2019 financed through a non-interest-bearing payment from the Manager
• $58,000 Offering closed on 11/27/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#SMURF / Series Rolex Submariner "Smurf"	11/1/2019	Rolex Submariner Date "Smurf" Ref. 116619LB	$17.25	$34,500	Upfront Purchase	11/22/2019	11/27/2019	Closed	$2,905	2000

• Acquired Underlying Asset for $29,500 on 10/18/2019 financed through a non-interest-bearing payment from the Manager
• $34,500 Offering closed on 11/27/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#70RLEX / Series Rolex Beta 21	10/11/2019	1970 Rolex Ref. 5100 Beta 21	$20.00	$20,000	Purchase Agreement	11/27/2019	12/6/2019	Closed	$50	1000

• Purchase Agreement to acquire the Underlying Asset for $17,900 entered on 9/12/2019
• Payment of $17,900 on 6/12/2019 was made and financed through a non-interest-bearing payment from the Manager
• $20,000 Offering closed on 12/6/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#EINSTEIN / Series Philosopher-Scientist	10/11/2019	First Edition of Philosopher-Scientist	$7.25	$14,500	Purchase Option Agreement	12/6/2019	12/13/2019	Closed	$1,355	2000

• Purchase Option Agreement to acquire Underlying Asset for $11,000 entered on 7/30/2019
• Down-payment of $1,650 on 8/9/2019 and final payment of $9,350 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $14,500 Offering closed on 12/6/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#HONUS / Series T206 Honus Wagner Card	11/27/2019	1909-1911 T206 Honus Wagner Card	$52.00	$520,000	Purchase Option Agreement	12/13/2019	12/26/2019	Closed	$5,572	10000

• Purchase Option Agreement to acquire a minority equity stake (43%) in the Underlying Asset from the Asset Seller, an affiliate of the Company for $225,000, entered on 11/11/2019  with expiration on 12/26/2019, which valued the Underlying Asset at $500,028.
• Down-payment of $100,000 on 11/11/2019 was made and financed through a non-interest-bearing payment from the Manager
• $520,000 Offering closed on 12/26/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#75ALI / Series Ali-Wepner Fight Boots	11/1/2019	1975 Muhammad Ali Boots worn in fight against Chuck Wepner	$23.00	$46,000	Purchase Agreement	12/20/2019	12/29/2019	Closed	($10)	2000

• Purchase Agreement to acquire the Underlying Asset for $44,000 entered on 10/16/2019 with expiration on 12/16/209
• Down-payment of $22,000 on 10/17/2019 was made and financed through a non-interest-bearing payment from the Manager
• $46,000 Offering closed on 12/29/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#71ALI / Series “Fight of The Century” Contract	10/11/2019	1971 “Fight of the Century” Contract	$15.50	$31,000	Purchase Option Agreement	12/20/2019	12/30/2019	Closed	$1,090	2000

• Purchase Option Agreement to acquire Underlying Asset for $27,500 entered on 4/26/2019
• Payment of $27,500 on 5/2/2019 was made and financed through a non-interest-bearing payment from the Manager
• $31,000 Offering closed on 12/30/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#APROAK / Series Audemars Piguet A-Series	11/1/2019	Audemars Piguet Royal Oak Jumbo A-Series Ref.5402	$75.00	$75,000		Upfront Purchase	12/6/2019	1/2/2020	Closed	($113)	1000

• Acquired Underlying Asset for $72,500 on 10/18/2019 financed through a non-interest-bearing payment from the Manager
• $75,000 Offering closed on 1/2/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#88JORDAN / Series Michael Jordan 1988 Sneakers	11/1/2019	1988 Michael Jordan Nike Air Jordan III Sneakers	$11.00	$22,000		Purchase Agreement	1/19/2020	1/27/2019	Closed	$230	2000

• Purchase Agreement to acquire the Underlying Asset for $20,000 entered on 10/16/2019 with expiration on 12/16/2019
• $22,000 Offering closed on 1/27/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#56MANTLE / Series 1956 Topps Mickey Mantle Card	12/18/2019	1956 Topps #135 Mickey Mantle Card	$1.00	$8,000	$10,000	Upfront Purchase	1/3/2020	Q1 2020 or Q2 2020	Open	($650)	8000	10000	• Acquired Underlying Asset for $9,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager
#APEOD / Series Audemars Piguet "End of Days"	11/1/2019	Audemars Piguet Royal Oak Offshore "End of Days" Ref.25770SN.O.0001KE.01	$62.00	$24,800	$31,000	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$940	400	500	• Acquired Underlying Asset for $28,000 on 10/18/2019 financed through a non-interest-bearing payment from the Manager

#98JORDAN / Series Michael Jordan Jersey	10/11/2019	1998 Michael Jordan Jersey	$64.00	$102,400	$128,000	Purchase Option Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$4,160	1600	2000

• Purchase Option Agreement to acquire Underlying Asset for $120,000 entered on 4/26/2019
• Down-payment of $60,000 on 5/2/2019 and final payment of $60,000 on 07/1/2019 were made and financed through non-interest-bearing payments from the Manager

#AGHOWL / Series Howl and Other Poems	10/11/2019	First Edition Howl and Other Poems	$38.00	$15,200	$19,000	Purchase Option Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$810	400	500

• Purchase Option Agreement to acquire Underlying Asset for $15,500 entered on 7/30/2019
• Down-payment of $2,300 on 8/9/2019 and final payment of $13,200 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager

#ROOSEVELT / Series African Game Trails	10/11/2019	First Edition African Game Trails	$19.50	$15,600	$19,500	Purchase Option Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$1,205	800	1000

• Purchase Option Agreement to acquire Underlying Asset for $17,000 entered on 7/30/2019
• Down-payment of $2,550 on 8/9/2019 and final payment of $14,450 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager

#ULYSSES / Series Ulysses	10/11/2019	1935 First Edition Ulysses	$51.00	$20,400	$25,500	Purchase Option Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$695	400	500

• Purchase Option Agreement to acquire Underlying Asset for $22,000 entered on 7/30/2019
• Down-payment of $3,400 on 8/9/2019 and final payment of $18,600 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager

#YOKO / Series Grapefruit	10/11/2019	First Edition Grapefruit	$80.00	$12,800	$16,000	Purchase Option Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$840	160	200

• Purchase Option Agreement to acquire Underlying Asset for $12,500 entered on 7/30/2019
• Down-payment of $1,800 on 8/9/2019 and final payment of $10,700 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager

#15PTKWT / Series Patek Philippe World Time	11/1/2019	Patek Philippe Complications World Time Ref. 5131R-001	$108.00	$86,400	$108,000	Purchase Option Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	($140)	800	1000	• Purchase Option Agreement to acquire Underlying Asset for $105,000 entered on 10/18/2019 with expiration on 12/18/2019
#18ZION / Series Zion Williamson 2018 Sneakers	11/1/2019	2018 Zion Williamson Adidas James Harden Sneakers	$30.00	$12,000	$15,000	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$200	400	500	• Acquired Underlying Asset for $13,500 on 10/17/2019 financed through a non-interest-bearing payment from the Manager

#APOLLO11 / Series New York Times Apollo 11	11/1/2019	Apollo 11 Crew-Signed New York Times Cover	$32.00	$25,600	$32,000	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$130	800	1000	• Acquired Underlying Asset for $30,000 on 10/17/2019 financed through a non-interest-bearing payment from the Manager
#SNOOPY / Series 2015 Omega Speedmaster "Silver Snoopy"	11/27/2019	2015 Omega Speedmaster Moonwatch	$12.75	$20,400	$25,500	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	($55)	1600	2000	• Acquired Underlying Asset for $24,000 on 10/29/2019 financed through a non-interest-bearing payment from the Manager
#24RUTHBAT / Series 1924 Babe Ruth Bat	12/18/2019	1924 George "Babe" Ruth Professional Model Bat	$85.00	$204,000	$255,000	Purchase Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	($513)	2400	3000

• Purchase Agreement to acquire the Underlying Asset for $250,000 entered on 11/21/2019 with expiration on 2/19/2020
• Down-payment of $50,000 on 11/26/2019 was made and financed through a non-interest-bearing payment from the Manager

#33RUTH / Series 1933 Goudey Babe Ruth Card	12/18/2019	1933 Goudey #144 Babe Ruth Card	$38.50	$61,600	$77,000	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$603	1600	2000	• Acquired Underlying Asset for $74,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager
#BIRKINBOR / Series Hermès Bordeaux Porosus Birkin Bag	12/18/2019	2015 Hermès Birkin Bordeaux Shiny Porosus Crocodile with Gold Hardware	$26.25	$42,000	$52,500	Purchase Option Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$225	1600	2000

• Purchase Option Agreement to acquire Underlying Asset for $50,000 entered on 11/20/2019
• Down-payment of $12,500 on 12/26/2019 and final payment of $37,500 on 1/7/2020 were made and financed through non-interest-bearing payments from the Manager

#HIMALAYA / Series Hermès Himalaya Birkin Bag	12/18/2019	2014 Hermès 30cm Birkin Blanc Himalaya Matte Niloticus Crocodile with Palladium Hardware	$70.00	$112,000	$140,000	Purchase Option Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$6,300	1600	2000

• Purchase Option Agreement to acquire Underlying Asset for $130,000 entered on 11/20/2019
• Down-payment of $32,500 on 11/26/2019 and final payment of $97,500 on 1/7/2020 were made and financed through non-interest-bearing payments from the Manager

#SPIDER1 / Series 1963 Amazing Spider-Man #1	12/18/2019	1963 Marvel Comics Amazing Spider-Man #1 CGC FN+ 6.5	$22.00	$17,600	$22,000	Purchase Option Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$230	800	1000

• Purchase Option Agreement to acquire Underlying Asset for $20,000 entered on 11/27/2019
• Down-payment of $5,000 on 11/27/2019 and final payment of $15,000 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager

#BATMAN3 / Series 1940 Batman #3	12/18/2019	1940 D.C. Comics Batman #3 CGC NM 9.4	$78.00	$62,400	$78,000	Purchase Option Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$585	800	1000

• Purchase Option Agreement to acquire Underlying Asset for $75,000 entered on 11/27/2019
• Down-payment of $18,750 on 11/27/2019 and final payment of $56,250 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager

#BOND1 / Series Casino Royale	1953 First Edition, First Issue Casino Royale	$38.50	$30,800	$38,500	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$15	800	1000	• Acquired Underlying Asset for $37,000 on 1/16/2020 financed through a non-interest-bearing payment from the Manager
#CATCHER / Series The Catcher in the Rye	1951 First Edition, First Issue The Catcher in the Rye	$25.00	$10,000	$12,500	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$25	400	500	• Acquired Underlying Asset for $11,500 on 1/17/2020 financed through a non-interest-bearing payment from the Manager
#LOTR / Series The Lord of the Rings Trilogy	1954-1955 First Edition, First Issue The Lord of the Rings Trilogy	$58.00	$23,200	$29,000	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$10	400	500	• Acquired Underlying Asset for $27,500 on 1/17/2020 financed through a non-interest-bearing payment from the Manager
#SCARLET / Series The Scarlet Letter	1850 First Edition, First Issue The Scarlet Letter	$27.00	$10,800	$13,500	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$15	400	500	• Acquired Underlying Asset for $12,500 on 1/31/2020 financed through a non-interest-bearing payment from the Manager
#AMZFNT1 / Series 1962 Amazing Fantasy #15	1962 Amazing Fantasy #15 CGC VG+ 4.5	$65.00	$26,000	$32,500	Purchase Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$575	400	500	• Purchase Agreement to acquire the Underlying Asset for $30,500 entered on 02/05/2020 with expiration on 04/30/2020
#HULK1 / Series 1962 The Incredible Hulk #1	1962 The Incredible Hulk #1 CGC VF 8.0	$44.50	$71,200	$89,000	Purchase Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$143	1600	2000	• Purchase Agreement to acquire the Underlying Asset for $87,000 entered on 02/05/2020 with expiration on 04/30/2020
#BATMAN1 / Series 1940 Batman #1	1940 D.C. Comics Batman #1 CGC FR/GD 1.5	$71.00	$56,800	$71,000	Purchase Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$658	800	1000	• Purchase Agreement to acquire the Underlying Asset for $68,500 entered on 02/05/2020 with expiration on 04/30/2020
#55CLEMENTE / Series 1955 Topps Roberto Clemente Card	1955 Topps #164 Roberto Clemente NM-MT 8 Baseball Card	$38.00	$30,400	$38,000	Purchase Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$520	800	1000	• Purchase Agreement to acquire the Underlying Asset for $36,000 entered on 02/05/2020 with expiration on 04/30/2020

#38DIMAGGIO / Series 1938 Goudey Joe DiMaggio Card	1938 Goudey #274 Joe DiMaggio NM-MT 8 Baseball Card	$22.00	$17,600	$22,000	Purchase Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$680	800	1000	• Purchase Agreement to acquire the Underlying Asset for $20,000 entered on 02/05/2020 with expiration on 04/30/2020
#RUTHBALL1 / Series 1934-39 Babe Ruth Ball	1934-39 Official American League Babe Ruth Single Signed Baseball	$29.00	$23,200	$29,000	Purchase Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$510	800	1000	• Purchase Agreement to acquire the Underlying Asset for $27,000 entered on 02/05/2020 with expiration on 04/30/2020

        Note: Gray shading represents Series for which no Closing of an Offering has occurred.

(1)If exact offering dates (specified as Month Day, Year) are not shown, then expected offering dates are presented.

(2)Interests sold in Series is limited to 2,000 “qualified purchasers” with a maximum of 500 non- “accredited investors”.

(3)Fees represent actual fees paid at closing of the offerings.

(4)Represents actual number of Interests sold in completed Offering.

(5)Represents actual Offering Size of completed Offering

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere herein and, in the Exhibits, hereto.  You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.”  You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Interests.  All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company:The Company is RSE Archive, LLC, a Delaware series limited liability company formed January 3, 2019.

Underlying Assets
and Offering Price

Per Interest: It is anticipated that the Company’s core business will be the identification, acquisition, marketing and management of memorabilia, collectible items and alcohol, the Memorabilia Asset, as the Underlying Assets of the Company.

It is not anticipated that any Series would own any assets other than its respective Underlying Asset, plus cash reserves for maintenance, storage, insurance and other expenses pertaining to each Underlying Asset and amounts earned by each Series from the monetization of the Underlying Asset.

The Underlying Asset for each Series and the Offering Price per Interest for each Series is detailed in the Master Series Table.

Securities offered:Investors will acquire membership interests in a Series of the Company, each of which is intended to be separate for purposes of assets and liabilities.  It is intended that owners of Interest in a Series will only have an interest in assets, liabilities, profits and losses pertaining to the specific Underlying Assets owned by that Series.  For example, an owner of Interests in Series #98JORDAN will only have an interest in the assets, liabilities, profits and losses pertaining to the Series 1998 Michael Jordan Jersey and its related operations.  See the “Description of Interests Offered” section for further details.  The Interests will be non-voting except with respect to certain matters set forth in the Operating Agreement.  The purchase of membership interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) RSE Markets, (iv) the Manager, (v) the Asset Manager, (vi) the Platform or (vii) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests..

Investors:Each Investor must be a “qualified purchaser”. See “Plan of Distribution and Subscription Procedure – Investor Suitability Standards” for further details. The Manager may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser”. Furthermore, the Manager anticipates only accepting subscriptions from prospective Investors located in states where the BOR is registered.

Manager:RSE Archive Manager, LLC, a Delaware limited liability company, will be the Manager of the Company and of each Series. The Manager, together with its affiliates, will own a minimum of 2% of each Series upon the Closing of an Offering.

Advisory Board: The Manager has assembled an expert network of advisors with experience in the asset class (an “Advisory Board”) to assist the Manager in identifying, acquiring and managing Underlying Assets, as well as other aspects of the Platform.

Broker:RSE Markets, on behalf of the Company, has entered into an agreement with Dalmore Group, LLC, a New York limited liability company (“Dalmore” or the “BOR”). The BOR will be acting as broker of record and is entitled to a Brokerage Fee as reflected herein. The sale of membership interests is being facilitated by the BOR, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and member of FINRA and SIPC, and is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer. For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective investors.

Custodian: The Company has entered into an agreement with DriveWealth, LLC (“DriveWealth” or the “Custodian”), a New Jersey limited liability company and a broker-dealer which is registered with the Commission and in each state where Interests in Series’ of the Company will be sold and with such other regulators as may be required to create brokerage accounts for each Investor for the purpose of holding the Interests issued in any of the Company’s offerings.  Each Investors’ brokerage account will be created as part of the account creation process on the Platform and all Investors who previously purchased Interests in Offerings of the Company, ongoing or closed, of the Company will be required to opt-in to allow DriveWealth to create a brokerage account for them and transfer previously issued Interests into such brokerage accounts. DriveWealth is a member of FINRA and SIPC.

Minimum and
Maximum

Interest purchase:The minimum subscription by an Investor is one (1) Interest in a Series and the maximum subscription by any Investor is for Interests representing 10% of the total Interests of a Series, although such maximum thresholds may be waived by the Manager in its sole discretion. Such limits do not apply to the Manager and/or affiliates of the Manager.  The Manager and/or its affiliates must purchase a minimum of 2% of Interests of each Series at the Closing of its each Offering. The Manager may purchase greater than 2% of Interests of any Series (including in excess of 10% of any Series) at the applicable Closing, in its sole discretion. The purchase price, the Offering Price per Interest times the number of Interests purchased, will be payable in cash at the time of subscription.

Offering size:The Company may offer a Total Minimum and a Total Maximum of Interests in each Series Offering as detailed for each Series highlighted in gray in the Master Series Table. Series not highlighted in gray have completed their respective offerings at the time of this filing and the number of Interests in the table represents the actual Interests sold in each respective Offering.

The Manager and/or its affiliates must own a minimum of 2% of Interests of each Series at the Closing of its applicable Offering. The Manager may purchase greater than 2% of Interests of any Series at the applicable Closing, in its sole discretion.

Escrow Agent:    Atlantic Capital Bank, N.A., a Georgia banking corporation.

Escrow:    The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with Escrow Agent and will not be commingled with the operating account of any Series, until if and when there is a Closing with respect to that Investor.

When the Escrow Agent has received instructions from the Manager or the BOR that the Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the Series. Amounts paid to the Escrow Agent are categorized as Offering Expenses.

If the applicable Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest.  Any costs and expenses associated with a terminated offering will be borne by the Manager.

Offering Period:There will be a separate closing for each Offering. The Closing of an Offering for a particular Series will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests of such Series have been accepted by the Manager or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If the Closing for a Series has not occurred, the applicable Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission, which period may be extended by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate such Offering in its sole discretion. In the case, where the Company enters into a purchase options agreement, the Offering may never be launched, or a Closing may not occur, in the case the Company does not exercise the purchase option before the purchase option agreement’s expiration date, or the expiration date is not extended.

Lock-Up Period:Upon the Closing of an Offering for a particular Series, a 90-day lock-up period will commence starting the day of the Closing, before Interests in the particular Series may be transferred by any Investor in such Series.

Additional Investors:The Asset Seller may purchase a portion of the Interests in each Series or may be offered Interests of such Series as a portion of the purchase price for such Underlying Asset.

Use of proceeds:The proceeds received by a Series from its respective Offering will be applied in the following order of priority upon the Closing:

(i) Brokerage Fee: A fee payable to the BOR equal to 1.00% of the gross proceeds of each Offering as compensation for brokerage services;

(ii) Acquisition Cost of the Underlying Asset: Actual cost of the Underlying Asset paid to the Asset Sellers (which may have occurred prior to the Closing).

The Company will typically acquire Underlying Assets through the following methods:

1)Upfront purchase – the Company acquires an Underlying Asset from an Asset Seller prior to the launch of the offering related to the Series

2)Purchase agreement – the Company enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the closing of the offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the closing

3)Purchase option agreement – the Company enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset

The Company’s acquisition method for each Underlying Asset is noted in the Master Series Table.

(iii) Offering Expenses: In general, these costs include actual legal, accounting, escrow, filing, wire-transfer, compliance costs and custody fees incurred by the Company in connection with an Offering (and excludes ongoing costs described in Operating Expenses), as applicable, paid to legal advisors, brokerage, escrow, underwriters, printing, financial institutions, accounting firms and the Custodian, as the case may be. The custody fee, as of the date hereof, is a fee payable to DriveWealth equal to 0.75% of the amount raised through the Offering, but at a minimum $500 per Offering (the “Custody Fee”), as compensation for custody service related to the Interests issued and placed into DriveWealth brokerage accounts on behalf of the Interest Holders; In the case of each Series notated in the Master Series Table, the Custody Fee will be funded from proceeds of the respective Offering unless otherwise noted.

(iv) Acquisition Expenses: These include costs associated with the evaluation, investigation and acquisition of the Underlying Asset, plus any interest accrued on loans made to the Company by the Manager or the Asset Manager, an affiliate of the Manager or Asset Manager, a director, an officer or a third party for funds used to acquire the Underlying Asset or any options in respect of such purchase.  Except as otherwise noted, any such loans to affiliates of the Company accrue interest at the Applicable Federal Rate (as defined in the Internal Revenue Code) and other loans and options accrue as described herein.

(v) Sourcing Fee to the Manager: A fee paid to the Manager as compensation for identifying and managing the acquisition of the Underlying Asset, not to exceed the maximum Sourcing Fee for the applicable Series, as detailed in Master Series Table for each Series.

The Manager or the Asset Manager pays the Offering Expenses and Acquisition Expenses on behalf of each Series and is reimbursed by the Series from the proceeds of a successful Offering.  See “Use of Proceeds” and “Plan of Distribution and Subscription Procedure – Fees and Expenses” sections for further details.

Operating expenses:Operating Expenses are costs and expenses, allocated in accordance with the Company’s expense allocation policy (see “Description of the Business – Allocations of Expenses” section), attributable to the activities of each Series including:

•costs incurred in managing the Underlying Asset, including, but not limited to storage, maintenance and transportation costs (other than transportation costs described in Acquisition Expenses);

•costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third-party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•any indemnification payments; and

•any and all insurance premiums or expenses in connection with the Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events under Membership Experience Programs (as described in “Description of the Business – Business of the Company”) (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event but including, if obtained, directors and officers insurance of the directors and officers of the Manager or the Asset Manager).

The Manager or the Asset Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing with respect to each offering notated in the Master Series Table. Offerings, for which no Closing has occurred are highlighted in gray in the Master Series Table.

Operating Expenses of a Series incurred post-Closing shall be the responsibility of the applicable Series.  However, if the Operating Expenses of a particular Series exceed the amount of reserves retained by or revenues generated from the applicable Underlying

Asset, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by the applicable Underlying Asset (an “Operating Expenses Reimbursement Obligation”), or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

No Series generated any revenues and we don’t expect any Series to generate any revenue until late 2020, if at all, and expect each Series to incur Operating Expenses Reimbursement Obligations, or for the Manager or the Asset Manager to pay such Operating Expenses incurred and not seek reimbursement, to the extent such Series does not have sufficient reserves for such expenses.  See discussion of “Description of the Business – Operating Expenses” for additional information.

Further issuance of

Interests: A further issuance of Interests of a Series may be made in the event the Operating Expenses of that Series exceed the income generated from its Underlying Asset and cash reserves of that Series.  This may occur if the Company does not take out sufficient amounts under an Operating Expenses Reimbursement Obligation or if the Manager or the Asset Manager does not pay for such Operating Expenses without seeking reimbursement. See “Dilution” for additional information.

Asset Manager:RSE Markets, Inc., a Delaware corporation, will serve as the asset manager responsible for managing each Series’ Underlying Asset (the “Asset Manager”) as described in the Asset Management Agreement for each Series.

Platform:RSE Markets owns and operates a mobile app-based platform called Rally Rd.™ (the Rally Rd.™ platform and any successor platform used by the Company for the offer and sale of Interests (facilitated through the BOR), the “Rally Rd.™ Platform” or the “Platform”) through which the Interests are sold.

Free Cash Flow: Free Cash Flow for a particular Series equals its net income as determined under U.S. generally accepted accounting principles, (“GAAP”), plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) less any capital expenditures related to its Underlying Asset.  The Manager may maintain Free Cash Flow funds in separate deposit accounts or investment accounts for the benefit of each Series.

Management Fee:As compensation for the services provided by the Asset Manager under the Asset Management Agreement for each Series, the Asset Manager will be paid a semi-annual fee of up to 50% of any Free Cash Flow generated by a particular Series.  The Management Fee will only become due and payable if there is sufficient Free Cash Flow to distribute as described in Distribution Rights below.  For tax and accounting purposes the Management Fee will be accounted for as an expense on the books of the Series.

Distribution Rights:The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders of a Series. Any Free Cash Flow generated by a Series from the utilization of its Underlying Asset shall be applied by that Series in the following order of priority:

•repay any amounts outstanding under Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

•thereafter to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses of that Series; and;

•thereafter, no less than 50% (net of corporate income taxes applicable to that Series) by way of distribution to the Interest Holders of that Series, which may include the Asset Sellers of its Underlying Asset or the Manager or any of its affiliates, and;

•up to 50% to the Asset Manager in payment of the Management Fee for that Series.

Timing of Distributions:The Manager may make semi-annual distributions of Free Cash Flow remaining to Interest Holders of a Series, subject to the Manager’s right, in its sole discretion, to withhold distributions, including the Management Fee, to meet anticipated costs and liabilities of such Series.  The Manager may change the timing of potential distributions to a Series in its sole discretion.

Fiduciary Duties:The Manager may not be liable to the Company, any Series or the Investors for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification:None of the Indemnified Parties, Manager, or its affiliates, RSE Markets, or the Asset Manager, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of the Manager, members of the Advisory Board, nor persons acting at the request of the Company or any Series in certain capacities with respect to other entities (collectively, the “Indemnified Parties”) will be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or a Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

The Company or, where relevant, each Series of the Company (whether offered hereunder or otherwise) will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence. Unless attributable to a specific Series or a specific Underlying Asset, the costs of meeting any indemnification will be allocated pro rata across each Series based on the value of each Underlying Asset.

Transfers:The Manager may refuse a transfer by an Interest Holder of its Interest if such transfer would result in (a) there being more than 2,000 beneficial owners in a Series or more than 500 beneficial owners that are not “accredited investors”, (b) the assets of a Series being deemed plan assets for purposes of ERISA, (c) such Interest Holder holding in excess of 19.9% of a Series, (d) result in a change of U.S. federal income tax treatment of the Company and/or a Series, or (e) the Company, any Series, the Manager, its affiliates, or the Asset Manager being subject to additional regulatory requirements. Furthermore, as the Interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws.  See “Description of Interests Offered – Transfer Restrictions” for more information.

Governing law:To the fullest extent permitted by applicable law, the Company and the Operating Agreement will be governed by Delaware law and any dispute in relation to the Company and the Operating Agreement is subject to the exclusive jurisdiction of the Court of

Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts, as in the case of claims brought under the Securities Exchange Act of 1934, as amended.   Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the Delaware exclusive forum provision set forth in the Operating Agreement will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Exchange Act or the Securities Act, or the respective rules and regulations promulgated thereunder, or otherwise limit the rights of any Investor to bring any claim under such laws, rules or regulations in any United States federal district court of competent jurisdiction.  If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in the Delaware Court of Chancery to the extent the claim isn’t vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or for which the Delaware Court of Chancery does not have subject matter jurisdiction, or where exclusive jurisdiction is not permitted under applicable law.

RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether through the Liquidity Platform (described in more detail below), via the Platform, via third party registered broker-dealers or otherwise. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance and/or the value of the Interests. If any of these risks actually occurs, the value of the Interests may be materially adversely affected.  Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks relating to the structure, operation and performance of the Company

An investment in an Offering constitutes only an investment in that Series and not in the Company or directly in any Underlying Asset.

An Investor in an Offering will acquire an ownership interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) directly in the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.  This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Operating Agreement of the Company, described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause”.  The Manager thus retains significant control over the management of the Company and each Series and the Asset Manager significant control over the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

There is currently no trading market for our securities.  An active market in which investors can resell their Interests may not develop.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Although there is a possibility that the proposed Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information), which would be a discretionary and irregular matching service of a registered broker-dealer, may permit some liquidity, the resulting auction process does not operate like a stock exchange or other traditional trading markets. We anticipate that Trading Windows for Interests would be infrequent, occurring with respect to any Series no more than every 30 to 90 days, and would be short, likely lasting only one or two days. There is no assurance that a matching transaction will be found for any given Investor who attempts to purchase or sell an Interest in a Trading Window. Furthermore, there can be no guarantee that the broker will continue to provide these services or that the Company or its Managing Member will pay any fees or other amounts that would be required to maintain that service. Without any such matching service, it may be difficult or impossible for you to dispose of your Interests, and even if there is such a matching service you might not be able to effect a resale through the Liquidity Platform. Accordingly, you may have no liquidity for your Interests, particularly if the Underlying Asset in respect of that Interest is never sold. Even if a public or private market does develop through the Liquidity Platform or otherwise, the market price of the Interests could decline below the amount you paid for your Interests.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “Blue Sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for brokers and dealers doing business directly or indirectly in the state.  Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration.  Also, the broker or dealer must be registered in that state.  We do not know whether our securities will be registered, or exempt, under the laws of any states.  A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our Interests.  There may be significant state “Blue Sky” law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests.  In addition, Tier 2 of Regulation A limits qualified resales of our Interests to 30% of the aggregate offering price of a particular offering.  Investors should consider the resale market for our securities to be limited.  Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification, or opinions to our satisfaction that no such registration or qualification is required.

We do not have a significant operating history and, as a result, there is a limited amount of information about us on which to base an investment decision.

The Company and each Series were recently formed in January 2019 and have not generated any revenues and have no operating history upon which prospective investors may evaluate their performance.  No guarantee can be given that the Company or any Series will achieve their investment objectives, the value of any Underlying Asset will increase or that any Underlying Asset will be successfully monetized.

We have no financial statements. Neither the Company nor any Series has any assets or liabilities.

The Company and each Series were recently formed in January 2019.  At the time of this filing, the Company and the Series highlighted in gray in the Master Series Table have not commenced operations (other than entering into a purchase option agreement for the Underlying Asset for that Series), are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a closing related to such Series has occurred.

There can be no guarantee that the Company will reach its funding target from potential investors with respect to any Series or future proposed Series of Interests.

Due to the start-up nature of the Company and the Manager, there can be no guarantee that the Company will reach its funding target from potential investors with respect to any Series or future proposed Series of Interests.  In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them to generate distributions for Investors.  In addition, if the Company is unable to raise funding for additional Series of Interests, this may impact any Investors already holding Interests as they will not see the benefits which arise from economies of scale following the acquisition by other Series of Interests of additional Underlying Assets and other monetization opportunities (e.g., hosting events with the collection of Memorabilia Assets).

There is substantial doubt about our ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

There are few businesses that have pursued a strategy or investment objective similar to the Company’s.

We believe the number of other companies crowdfunding the Asset Class or proposing to run a platform for crowdfunding of Interests in the Asset Class is very limited to date. One business that is affiliated with the Company, has pursued a similar strategy with a different asset class. The Company and the Interests may not gain market acceptance from potential investors, potential Asset Sellers or service providers within the Asset Class’ industry, including insurance companies, storage facilities or maintenance partners.  This could result in an inability of the Manager to operate the Underlying Assets profitably.  This could impact the issuance of further Series of Interests and additional Underlying Assets being acquired by the Company.  This would further inhibit market acceptance of the Company and if the Company does not acquire any additional Underlying Assets, Investors would not receive any benefits which arise from economies of scale (such as reduction in storage costs as a large number of Underlying Assets are stored at the same facility, group discounts on insurance and the ability to monetize Underlying Assets through Museums or other Membership Experience Programs, as described in “Description of the Business – Business of the Company,” that would require the Company to own a substantial number of Underlying Assets).

Offering amount exceeds value of Underlying Asset.

The size of each Offering will exceed the purchase price of the related Underlying Asset as at the date of such Offering (as the proceeds of the Offering in excess of the purchase price of the Underlying Asset will be used to pay fees, costs and expenses incurred in making the Offering and acquiring the Underlying Asset).  If an Underlying Asset had to be sold and there has not been substantial appreciation of the value of the Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the Underlying Asset  at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of this amount.

Excess Operating Expenses could the materially and adversely affect the value of Interests and result in dilution to Investors.

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series.  However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the particular Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by the applicable Underlying Asset (“Operating Expenses Reimbursement Obligation(s)”), or (c) cause additional Interests to be issued in such Series in order to cover such additional amounts.

If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be repaid from the Free Cash Flow generated by the applicable Series and could reduce the amount of any future distributions payable to Investors in that Series.  If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors.  Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series.

We are reliant on the Manager and Asset Manager and their respective personnel. Our business and operations could be adversely affected if the Manager or Asset Manager lose key personnel.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager and the Asset Manager to source, acquire and manage the Underlying Assets and for RSE Markets to maintain the Platform.  As the Manager and Asset Manager have only been in existence since 2019 and April 2016, respectively, and are early-stage startup companies, they have no significant operating history.  Further, while the Asset Manager is also the asset manager for RSE Collection, LLC, another series limited liability company with a similar business model in the collectible automobile asset class, and thus has some similar management experience, its experience is limited, and it has no experience selecting or managing assets in the Asset Class.

In addition, the success of the Company (and therefore, the Interests) will be highly dependent on the expertise and performance of the Manager and the Asset Manager and their respective teams, the Asset Manager’s expert network and other investment professionals (which may include third parties) to source, acquire and manage the Underlying Assets.  There can be no assurance that these individuals will continue to be associated with the Manager or the Asset Manager.  The loss of the services of one or more of these individuals could have a material and adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, the success of the Company and the value of the Interests is dependent on there being a critical mass from the market for the Interests and that the Company is able to acquire a number of Underlying Assets in multiple Series of Interests so that the Investors can benefit from economies of scale which arise from holding more than one Underlying Asset (e.g., a reduction in transport costs if a large number of Underlying Assets are transported at the same time).  In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and each Series by hindering its ability to acquire additional Underlying Assets through the issuance of further Series of Interests and monetizing them together with the Underlying Assets at the Membership Experience Programs to generate distributions for Investors.

If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.

The Company is structured as a Delaware series limited liability company that issues a separate Series of Interests for each Underlying Asset.  Each Series of Interests will merely be a separate Series and not a separate legal entity.  Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of Investors holding one Series of Interests is segregated from the liability of Investors holding another Series of Interests and the assets of one Series of Interests are not available to satisfy the liabilities of other Series of Interests.  Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.  If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.  Furthermore, while we intend to maintain separate and distinct records for each Series of Interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series of Interests.  The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its Investors.  In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet our liabilities.

For the avoidance of doubt, at the time of this filing, the Company and the Series highlighted in gray in the Master Series Table have not commenced operations, are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a closing related to such Series has occurred.

If any fees, costs and expenses of the Company are not allocable to a specific Series of Interests, they will be borne proportionately across all of the Series of Interests (which may include future Series of Interests to be issued).  Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocations of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series of Interests and therefore, there is a risk that a Series of Interests may bear a proportion of the fees, costs and expenses for a service or product for which another Series of Interests received a disproportionately high benefit.

We are currently expanding and improving our information technology systems and use security measures designed to protect our systems against breaches and cyber-attacks.  If these efforts are not successful, our business and operations could be disrupted, our operating results and reputation could be harmed, and the value of the Interests could be materially and adversely affected.

The highly automated nature of the Platform through which potential investors may acquire or transfer Interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.  The Platform processes certain confidential information about Investors, the Asset Sellers and the Underlying Assets.  While we intend to take commercially reasonable measures to protect the confidential information and maintain appropriate cybersecurity, the security measures of the Platform, the Company, the Asset Manager, the Manager, or any of their respective service providers could be breached.  Any accidental or willful security breaches or other unauthorized access to the Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects.  Security breaches or unauthorized access to confidential information could also expose the Company to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Asset Manager’s, the Manager’s, and the Company’s trade secrets.  If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the Platform software are exposed and exploited, the relationships between the Company, Investors, users and the Asset Sellers could be severely damaged, and the Company, the Asset Manager, or the Manager could incur significant liability or have their attention significantly diverted from utilization of the Underlying Assets, which could have a material negative impact on the value of Interests or the potential for distributions to be made on the Interests.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, the Company, the third-party hosting used by the Platform and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures.  In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data.  These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause Investors, the Asset Sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Platform.  Any security breach, whether actual or perceived, would harm the reputation of the Asset Manager, the Manager, the Company, and the Platform and the Company could lose Investors and the Asset Sellers.  This would impair the ability of the Company to achieve its objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs.

System limitations or failures could harm our business and may cause the Asset Manager or Manager to intervene into activity on our Platform.

Our business depends in large part on the integrity and performance of the technology, computer and communications systems supporting them. If new systems fail to operate as intended or our existing systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new products and services. These consequences could result in service outages, adverse effects on primary issuance or trading windows, through the Platform and during Trading Windows, resulting in decreased customer satisfaction and regulatory sanctions.

Our Platform has experienced systems failures and delays in the past and could experience future systems failures and delays. In such cases the Asset Manager has and may in future (along with the Manager) take corrective actions as it reasonably believes are in the best interests of Investors or potential Investors. For example, our technology system has in certain instances over-counted the number of subscriptions made in an initial offering, when volume of subscriptions has rapidly increased. In these cases, the Asset Manager has confirmed with the Investors to remove the duplicate subscriptions and rather than opening the Offering back up for additional Investors, has purchased the Interests underlying such duplicate subscriptions for its own account at the same terms as all other Investors would purchase such Interests.

If subscription or trading volumes in future increase unexpectedly or other unanticipated events occur, we may need to expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate, timing or cost of any volume increases, or expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

While we have programs in place to identify and minimize our exposure to vulnerabilities and to share corrective measures with our business partners, we cannot guarantee that such events will not occur in the future. Any system issue that causes an interruption in services, including the Platform, decreases the responsiveness of our services or otherwise affects our services could impair our reputation, damage our brand name and negatively impact our business, financial condition and operating results.

Our Platform is highly technical and may be at a risk to malfunction.

Our Platform is a complex system composed of many interoperating components and incorporates software that is highly complex. Our business is dependent upon our ability to prevent system interruption on our Platform. Our software, including open source software that is incorporated into our code, may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in our software code may only be discovered after the code has been released. Bugs in our software, third-party software including open source software that is incorporated into our code, misconfigurations of our systems, and unintended interactions between systems could cause downtime that would impact the availability of our service to Platform users. We have from time to time found defects or errors in our system and may discover additional defects in the future that could result in Platform unavailability or system disruption. In addition, we have experienced outages on our Platform due to circumstances within our control, such as outages due to software limitations. We rely on Amazon Web Services, Inc. (“AWS”) data centers for the operation of our Platform. If the AWS data centers fail, our Platform users may experience down time. If sustained or repeated, any of these outages could reduce the attractiveness of our Platform to Platform users. In addition, our release of new software in the past has inadvertently caused, and may in the future cause, interruptions in the availability or functionality of our Platform. Any errors, bugs, or vulnerabilities discovered in our code or systems after release could result in an interruption in the availability of our Platform or a negative experience for users and Investors and could also result in negative publicity and unfavorable media coverage, damage to our reputation, loss of Platform users, loss of revenue or liability for damages, regulatory inquiries, or other proceedings, any of which could adversely affect our business and financial results.

There can be no guarantee that any liquidity mechanism for secondary sales of Interests will develop on our Platform in the manner described, that registered broker-dealers will desire to facilitate liquidity in the Interests for a level of fees that would be acceptable to Investors or at all, that such Trading Windows (as defined below) will occur with high frequency if at all, that a market-clearing price (e.g., a price at which there is overlap between bid and ask prices) will be established during any Trading Window or that any buy or sell orders will be filled.

We anticipate that liquidity will be limited until sufficient interest has been generated on the Rally Rd. TM Platform, which may never occur (see “Description of the Business – Liquidity Platform” for additional information).  Liquidity for the interests would in large part depend on the market supply of and demand for interests during the Trading Window, as well as applicable laws and restrictions under the Company’s Operating Agreement. It is anticipated, however, that such Trading Windows would happen on a recurring basis, although there can be no assurance that Trading Windows will occur on a regular basis or at all. Further, the frequency and duration of any Trading Window would be subject to adjustment by the brokers.

We do not anticipate the use of Manager-owned Interests for liquidity or to facilitate the resale of Interests held by Investors.

Currently, the Manager does not intend to sell any Interests which it holds or may hold prior to the liquidation of an Underlying Asset.  Thus, the Manager does not currently intend to take any action which might provide liquidity or facilitate the resale of Interests held by Investors. Notwithstanding the foregoing, the Manager may from time to time transfer a small number of Interests to unrelated third parties for promotional purposes. Furthermore, the Manager may from time to time decide to sell a portion of Interests it owns in a particular Series through the Liquidity Platform or in any other manner otherwise permitted under the Company’s Operating Agreement.

Abuse of our advertising or social platforms may harm our reputation or user engagement.

 The Asset Manager provides content or posts ads about the Company and Series through various social media platforms that may be influenced by third parties. Our reputation or user engagement may be negatively affected by activity that is hostile or inappropriate to other people, by users impersonating other people or organizations, by disseminating information about us or to us that may be viewed as misleading or intended to manipulate the opinions of our users, or by the use of the Asset Manager’s products or services, including the Platform, that violates our terms of service or otherwise for objectionable or illegal ends. Preventing these actions may require us to make substantial investments in people and technology and these investments may not be successful, adversely affecting our business.

If we are unable to protect our intellectual property rights, our competitive position could be harmed, or we could be required to incur significant expenses to enforce our rights.

Our ability to compete effectively is dependent in part upon our ability to protect our proprietary technology.  We rely on trademarks, trade secret laws, and confidentiality procedures to protect our intellectual property rights.  There can be no assurance these protections will be available in all cases or will be adequate to prevent our competitors from copying, reverse engineering or otherwise obtaining and using our technology, proprietary rights or products To prevent substantial unauthorized use of our intellectual property rights, it may be necessary to prosecute actions for infringement and/or misappropriation of our proprietary rights against third parties.  Any such action could result in significant costs and diversion of our resources and management’s attention, and there can be no assurance we will be successful in such action.  If we are unable to protect our intellectual property, it could have a material adverse effect on our business and on the value of the Interests.

Risks relating to the Offerings

We are offering our Interests pursuant to Tier 2 of Regulation A and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to Investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to Investors who are accustomed to enhanced disclosure and more frequent financial reporting.  The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, only needing to file final semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required.  In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to.  For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an offering.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future offerings, which could impair our ability to develop a diversified portfolio of Underlying Assets and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer.  We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

If a regulator determines that the activities of either the Manager or Asset Manager require its registration as a broker-dealer, the Asset Manager or Manager may be required to cease operations and any Series of Interests offered and sold without such proper registration may be subject to a right of rescission.

The sale of membership interests is being facilitated by the BOR, a broker-dealer registered under the Exchange Act and member of FINRA, which is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer.  For the avoidance of doubt, the BOR will not solicit purchases and will not make any recommendations regarding the Interests.  Neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests. If a regulatory authority determines that the Asset Manager or the Manager, neither of which is a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities that require registration, including initial sale of the Interests on the Platform and permitting a registered broker-dealer to facilitate resales or other liquidity of the Interests on the Platform (see “Description of the Business - Liquidity Platform” for additional information), the Asset Manager or the Manager may need to stop operating and therefore, the Company would not have an entity managing the Series’ Underlying Assets.  In addition, if the Manager or Asset Manager is found to have engaged in activities requiring registration as “broker-dealer” without either being properly registered as such, there is a risk that any Series of Interests offered and sold while the Manager or Asset Manager was not so registered may be subject to a right of rescission, which may result in the early termination of the Offerings.

If at any time regulators deem the Liquidity Platform a securities exchange or alternative trading system this may require us to cease operating the Platform and will materially and adversely affect your ability to transfer your Interests.

Regulators may determine that the Liquidity Platform (see “Description of the Business – Liquidity Platform”) linked in the Platform may be a securities exchange under the Exchange Act.  While we do not believe that the Liquidity Platform is a securities exchange, if it is deemed to be a securities exchange then we would be required to register as a securities exchange or qualify as an alternative trading system, either of which would significantly increase the overhead of Asset Manager and could cause Asset Manager to wind down the Platform.  Further, if we are found to be in violation of the Exchange Act due to operation of an unregistered exchange, we could be subject to significant monetary penalties, censure or other actions that may have a material and adverse effect on Asset Manager and may require it to cease operating the Platform or otherwise be unable to maintain the Liquidity Platform, which would adversely affect your ability to transfer your Interests.

If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause Asset Manager to no longer be able to afford to run our business.

The Exchange Act requires issuers with more than $10 million in total assets to register its equity securities under the Exchange Act if its securities are held of record by more than 2,000 persons or 500 persons who are not “accredited investors”.  While our Operating Agreement presently prohibits any transfer that would result in any Series being held of record by more than 2,000 persons or 500 non-“accredited investors”, there can be no guarantee that we will not exceed those limits and the Manager has the ability to unilaterally amend the Operating Agreement to permit holdings that exceed those limits.  Series may have more than 2,000 total Interests, which would make it more likely that there accidentally would be greater than 2,000 beneficial owners of or 500 non- “accredited investors” in that Series.  If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager  and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause Asset Manager to no longer be able to afford to run our business.

If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series or the offering for any other Series of Interests.

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and neither the Manager nor the Asset Manager is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) and the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act.  The Company, the Manager and the Asset Manager have taken the position that the Underlying Assets are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus the Company’s assets will consist of less than 40% investment securities under the Investment Company Act and the Manager and the Asset Manager are not and will not be advising with respect to securities under the Investment Advisers Act.  This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation.  If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Asset

Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series or the offering for any other Series of Interests.

Possible Changes in Federal Tax Laws.

The Code is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any Series of Interests of the Company would be limited to prospective effect. For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the Interests of one Series for another might have been a non-taxable ‘like-kind exchange’ transaction, while transactions now only qualify for that treatment with respect to real property.  Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Risks Specific to the Industry and the Asset Class

Government regulation specific to alcohol related Underlying Assets.

Alcohol is regulated and can only be sold to individuals of drinking age, over 21 in the United States.

In the United States a three-tiered distribution system gives individual states the ability to regulate how alcohol is sold (for more details see “Three-Tiered System” below). Alcohol has regulation around who has access to it, who is able to purchase it and how it’s owned.  There are regulatory restrictions around licensed entities and how they transact alcohol. Each state regulates alcohol individually from one another, which creates unique and complex regulatory requirements.

Imported alcohol in most international jurisdictions is subject to importing and export regulations which may include excise tax, customs declarations and extensive administrative requirements. As such, imported alcohol is subject to more regulation and to the rules and regulations in the country or state to which it’s being sold.

Should trade policies between countries change or social perceptions alter, imported alcohol may suffer disproportionately to domestically produced alcohol. Given the complexity of the regulatory environment and the regulated nature of the product, any changes in the regulatory environment have the ability to impact the value or liquidity of alcohol.

We do not currently hold any of the necessary licenses related to alcohol and as such, plan to partner with third parties that are in possession of the necessary licenses, if these were required to run the business, or we may decide not to acquire alcohol related Underlying Assets at all. There can be no guarantee that we will find any third parties with the appropriate licenses to partner with.

The complicated and overlapping systems of regulating alcohol in the United States may adversely impact our ability to either acquire or dispose of an alcohol-related Underlying Asset on a favorable basis.

The United States maintains separate systems at the federal and state levels for the buying, selling and transportation of alcohol. Certain states have restrictions on licensing requirements as well as where and how alcohol can be bought and sold. Most states maintain three tiers of distribution where there is an importer/distributor, a retailer and then the consumer.  In some states the quantity of alcohol that can be purchased directly is limited or non-existent. In other instances, the state maintains the supply of alcohol and how it is sold into the consumer markets.   Further, this three-tiered system is subject to constant change and periodic regulatory challenge.  As such, the complex and fluid nature of the three-tier system could materially and adversely impact our ability to ether obtain alcohol-related Underlying Assets or our ability to divest such Underlying Assets on a favorable basis.

Potential negative changes within the Asset Class.

The Asset Class is subject to various risks, including, but not limited to, currency fluctuations, changes in tax rates, consumer confidence and brand exposure, as well as risks associated with the Asset Class in general, including, but not limited to, economic downturns and the availability of desirable Memorabilia Assets. Changes in the Asset Class could have a material and adverse effect upon the Company’s ability to achieve its investment objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs to generate distributions for Investors.

Lack of Diversification.

It is not anticipated that any Series would own assets other than its respective Underlying Asset, plus potential cash reserves for maintenance, storage, insurance and other expenses pertaining to the Underlying Asset and amounts earned by such Series from the monetization of the Underlying Asset.  Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to any one Series.

Industry concentration and general downturn in industry.

Given the concentrated nature of the Underlying Assets (i.e., only Memorabilia Assets) any downturn in the Asset Class is likely to impact the value of the Underlying Assets, and consequently the value of the Interests. Popularity within categories of the broader market (e.g. baseball or football) can impact the value of the Underlying Assets within categories of the Asset Class (e.g. baseball cards or football jerseys), and consequently the value of the Interests. The value of such Memorabilia Assets may be impacted if an economic downturn occurs and there is less disposable income for individuals to invest in the Asset Class.  In the event of a downturn in the industry, the value of the Underlying Assets is likely to decrease.

Volatile demand for the assets in the Asset Class.

Volatility of demand for luxury goods, in particular high value Memorabilia Assets, may adversely affect a Series’ ability to achieve its investment purpose.  The Asset Class has been subject to volatility in demand in recent periods, particularly around certain categories of assets and investor tastes (ex. trading cards).  Demand for high value Memorabilia Assets depends to a large extent on general, economic, political, and social conditions in a given market as well as the tastes of the collector community and in the case of sports, the general fan community resulting in changes of which Memorabilia Assets are most sought after.

Volatility in demand may lead to volatility in the value of the Underlying Assets, which may result in further downward price pressure and adversely affect the Company’s ability to achieve its objective of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs to generate distributions for Investors. In addition, the lack of demand may reduce any further issuance of Series of Interests and acquisition of more Underlying Assets, thus limiting the benefits the Investors already holding Series of Interests could receive from there being economies of scale (e.g., cheaper insurance due to a number of Underlying Assets requiring insurance) and other monetization opportunities (e.g., hosting shows with the collection of Memorabilia Assets).  These effects may have a more pronounced impact given the limited number of Underlying Assets held by the Company in the short-term.

We will rely on data from past auction sales and insurance data, among other sources, in determining the value of the Underlying Assets, and have not independently verified the accuracy or completeness of this information.  As such, valuations of the Underlying Assets may be subject to a high degree of uncertainty and risk.

As explained in “Description of the Business”, the Asset Class is difficult to value, and it is hoped the Platform will help create a market by which the Interests (and, indirectly, the Underlying Assets) may be more accurately valued due to the creation of a larger market for the Asset Class than exists from current means.  Until the Platform has created such a market, valuations of the Underlying Assets will be based upon the subjective approach taken by the members of the Manager’s expert network and members of the Advisory Board, valuation experts appointed by the Asset Seller or other data provided by third parties (e.g., auction results and previous sales history).

Due to the lack of third-party valuation reports and potential for one-of-a-kind assets, the value of the Underlying Assets may be more difficult for potential investors to compare against a market benchmark. Furthermore, if similar assets to the Underlying Assets are created or discovered it could in turn negatively impact the value of the Underlying Assets.  The Manager sources data from past auction sales results and insurance data; however, it may rely on the accuracy of the underlying data without any means of detailed verification.  Consequently, valuations may be uncertain.

Risks relating to the Underlying Assets

The value of the Underlying Assets and, consequently, the value of an Investor’s Interests can go down as well as up.

Valuations are not guarantees of realizable price, do not necessarily represent the price at which the Interests may be sold on the Platform and the value of the Underlying Assets may be materially affected by a number of factors outside the control of the Company, including, any volatility in the economic markets, the condition of the Underlying Assets and physical matters arising from the state of their condition.

Competition in the Asset Class from other business models.

There is potentially significant competition for Underlying Assets in the Asset Class from a wide variety of market participants depending on the actual asset.  While the majority of transactions in which we obtain Underlying Assets continues to be peer-to-peer with very limited public information, other market players such as dealers, trade fares and auction houses may play an increasing role. Furthermore, the presence of corporations such as eBay or Amazon or direct to consumer players in the Asset Class will continue to increase the level of further competition from non-traditional players.

This continually increasing level of competition may impact the liquidity of some or all of the Interests, as liquidity is, among other things, dependent on the Company acquiring attractive and desirable Underlying Assets.  This helps ensure that there is an appetite of potential investors for the Interests. In addition, there are companies that are developing crowd funding models for other alternative asset classes, such as art, who may decide to enter the Asset Class as well.

Dependence of an Underlying Asset on prior user or association.

The value of a Memorabilia Asset is likely to be connected to its association with, a certain person or group or in connection with certain events (prior to or following the acquisition of the Underlying Asset by the Company). In the event that such person, group or event loses public affection, then this may adversely impact the value of the Memorabilia Asset and therefore, the Series of Interests that relate to such Underlying Asset. For example, San Francisco Giants’ outfielder Barry Bonds was on a career path to becoming a first-ballot Hall of Famer due to his home run records. At the turn of the century his game used memorabilia and cards were at a premium. However, steroid use and a poor public image not only put his Hall of Fame election in doubt but also damaged the value of his memorabilia. The same can also be said for a promising rookie whose career either ends prematurely due to injury or does not meet all the early expectations placed on them. There may be some loss of confidence if the producer of the Underlying Assets had been making false claims of organic or sustainable practices. Any false statements regarding practices of production, including the use of chemicals may negatively impact the value of the Underlying Asset.

Dependence on the brand of the producer of Underlying Assets.

The Underlying Assets of the Company will consist of Memorabilia Assets from a very wide variety of manufacturers, many of which are still in operation today.  The demand for the Underlying Assets, and therefore, each Series of Interests, may be influenced by the general perception of the Underlying Assets that manufacturers are producing today.  In addition, the manufacturers’ business practices may result in the image and value of the Underlying Asset produced by certain manufacturers being damaged.  This in turn may have a negative impact on the Underlying Assets made by such manufacturers and, in particular, the value of the Underlying Assets and, consequently, the value of the Series of Interests that relate to such Underlying Asset. For example, the reputation of a manufacturer of certain sporting equipment that is used by a prominent player may impact the collectability of such equipment. For example, the reputation of an Underlying Asset producer that experiences an acquisition or loss of perceived independence, may impact the collectability of Underlying Assets as part of a larger portfolio. There may also be instances where the production location for the Underlying Assets location may have been affected by climatic or political events that limit the ability to produce the product at the same level

Title, authenticity or infringement claims on an Underlying Asset.

There is no guarantee that an Underlying Asset will be free of any claims regarding title and authenticity (e.g., counterfeit or previously stolen items) even after verification through a third-party authenticator, or that such claims may arise after acquisition of an Underlying Asset by a Series of Interests.  The Company may not have complete ownership history or records for an Underlying Asset.  In the event of a title or authenticity claim against the Company, the Company may not have recourse against the Asset Seller or the benefit of insurance and the value of the Underlying Asset and the Series that relates to that Underlying Asset, may be diminished.  Furthermore, the Company and the Underlying Asset could be adversely affected if a piece of memorabilia, such as a sports card, was found to be created without all appropriate consents, such as consent from the athlete or league.

There are risks associated with reliance on third party authenticators.

While there is no guarantee that an Underlying Asset will be free of fraud, we intend to mitigate this risk by having the item graded or authenticated by a reputable firm. In the event of an authenticity claim against an authenticated item, the Company may have recourse for reimbursement from the authenticator, although there can be no guarantee of the Company’s ability to collect or the authenticator’s ability to pay.

Furthermore, authenticators may occasionally make mistakes by either giving their approval or grade to a counterfeit card or piece of memorabilia. Sometimes this mistake is not uncovered until years later when evidence to the contrary surfaces or updated scientific methods are applied. The Company may not have recourse, if such an event occurs, and the value of the Underlying Asset will likely deteriorate. A piece of an Underlying Asset may also be mislabeled by an authenticator such as giving it the wrong year or attributing it to the wrong person, which may adversely affect its value.

Additionally, it is possible that there are unknown issues with an Underlying Asset that are not immediately apparent but arise at a later date. For example, prior storage and display methodologies for an Underlying Asset might have adverse effects that are only apparent at a later date. Even through the asset undergoes an authentication process, there are still scenarios where these issues may not be apparent at the time of authentication.  Finally, there is reputational risk of the authenticator, which may fall out of favor with collectors, which may impact the value of all items authenticated by the particular authenticator.

Third party liability.

Each Series will assume all of the ownership risks attached to its Underlying Asset, including third party liability risks.  Therefore, a Series may be liable to a third party for any loss or damages incurred by such third party in connection with the Series’ Underlying Asset.  This would be a loss to the Series and, in turn, adversely affect the value of the Series and would negatively impact the ability of the Series to make distributions.

An Underlying Asset may be lost or damaged by causes beyond the Company’s control while being transported or when in storage or on display.  There can be no guarantee that insurance proceeds will be sufficient to pay the full market value of an Underlying Asset which has been damaged or lost which will result in a material and adverse effect in the value of the related Interests.

Any Underlying Asset may be lost or damaged by causes beyond the Company’s control when in storage or on display.  There is also a possibility that an Underlying Asset could be lost or damaged at Membership Experience Programs.  Any damage to an Underlying Asset or other liability incurred as a result of participation in these programs, including personal injury to participants, could adversely impact the value of the Underlying Asset or adversely increase the liabilities or Operating Expenses of its related Series of Interests.  Further, when an Underlying Asset has been purchased, it will be necessary to transport it to the Asset Manager’s preferred storage location or as required to participate in Membership Experience Programs.  An Underlying Asset may be lost or damaged in transit, and transportation, insurance or other expenses may be higher than anticipated due to the locations of particular events.

Although we intend for the Underlying Assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that an Underlying Asset can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value (after paying for any outstanding liabilities including, but not limited to any outstanding balances under Operating Expenses Reimbursement Obligations), if any, of the Interests.  In the event that damage is caused to an Underlying Asset, this will impact the value of the Underlying Asset, and consequently, the Interests related to the Underlying Asset, as well as the likelihood of any distributions being made by the applicable Series to its Investors.

In addition, at a future date, the Manager may decide to expand the Membership Experience Programs to include items where individual Investors or independent third parties may be able to become the caretaker of Underlying Assets for a certain period of time for an appropriate fee, assuming that the Manager believes that such models are expected to result in higher overall financial returns for all Investors in any Underlying Assets used in such models.  The feasibility from an insurance, safety, technological and financial perspective of such models has not yet been analyzed but may significantly increase the risk profile and the chance for loss of or damage to any Underlying Asset if utilized in such models.

Insurance of Underlying Assets may not cover all losses which will result in a material and adverse effect in the valuation of the Series related to such damaged Underlying Assets.

Insurance of any Underlying Asset may not cover all losses.  There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable. Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed.  Under such circumstances, the insurance proceeds received might not be adequate to restore a Series’ economic position with respect to its affected Underlying Asset.  Furthermore, the Series related to such affected Underlying Assets would bear the expense of the payment of any deductible.  Any uninsured loss could result in both loss of cash flow from, and a decrease in value of, the affected Underlying Asset and, consequently, the Series that relates to such Underlying Asset.

Forced sale of Underlying Assets.

The Company may be forced to cause its various Series to sell one or more of the Underlying Assets (e.g., upon the bankruptcy of the Manager) and such a sale may occur at an inopportune time or at a lower value than when the Underlying Assets were first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Assets.  In addition, there may be liabilities related to the Underlying Assets, including, but not limited to Operating Expenses Reimbursement Obligations on the balance sheet of any Series at the time of a forced sale, which would be paid off prior to Investors receiving any distributions from a sale.  In such circumstances, the capital proceeds from any Underlying Asset and, therefore, the return available to Investors of the applicable Series, may be lower than could have been obtained if the Series held the Underlying Asset and sold it at a later date.

Lack of distributions and return of capital.

The revenue of each Series is expected to be derived primarily from the use of its Underlying Asset in Membership Experience Programs including “museum” style locations to visit assets and asset sponsorship models.  Membership Experience Programs have not been proven with respect to the Company and there can be no assurance that Membership Experience Programs will generate sufficient proceeds to cover fees, costs and expenses with respect to any Series.  In the event that the revenue generated in any given year does not cover the Operating Expenses of the applicable Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) provide a loan to the Series in the form of an Operating Expenses Reimbursement Obligation, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

Any amount paid to the Manager or the Asset Manager in satisfaction of an Operating Expenses Reimbursement Obligation would not be available to Investors as a distribution.  In the event additional Interests in a Series are issued, Investors in such Series would be diluted and would receive a smaller portion of distributions from future Free Cash Flows, if any.  Furthermore, if a Series or the Company is dissolved, there is no guarantee that the proceeds from liquidation will be sufficient to repay the Investors their initial investment or the market value, if any, of the Interests at the time of liquidation.  See “Potentially high storage, maintenance and insurance costs for the Underlying Assets” for further details on the risks of escalating costs and expenses of the Underlying Assets.

Market manipulation or overproduction.

Market manipulation may be a risk with the Asset Class. For example, one trading card manufacturer was caught secretly producing examples of hard to find and valuable cards that were given to its executives. This loss of faith in the company led to a devaluation of the cards involved. Another example is that a modern football and baseball player is issued many uniforms over the course of a season. The more a team issues, the less exclusive said item becomes. Also, many players have exclusive contracts with outlets that sell the players game used uniforms and equipment. There is no way of knowing if a company or player is secretly hoarding items which might be “dumped” in the market at a later date. For certain sub-categories of the Asset Class, such as alcohol, there is a risk that assets similar or comparable to an alcohol related Underlying Asset may have been sold at auction, at retail or on an exchange that sets a valuation that may not accurately represent the market. The traditional auction and private investor for Memorabilia Assets is highly illiquid and dependent on independent brokers and insider relationships.  The pricing inefficiencies caused by the distribution system can afford an opportunity for collectors or third parties to stockpile Memorabilia Assets for eventual sale back into the market.  Sudden changes in supply may impact market pricing of a particular Underlying Asset.

Forgeries or fraudulent Underlying Assets, lack of authentication.

The Asset Class requires a high level of expertise to understand both the basic product as well the formatting and packaging of an item.  Given the materials used for particular Memorabilia Assets, some may be relatively easy to replicate or otherwise forge. In addition, the history of ownership and provenance of a particular Underlying Asset may not be complete. As a result, we are highly reliant on the trusted name of the brand, retailer, authenticator or other conduit to ensure the integrity of the product.

Older vintages of alcohol related Underlying Assets add in another layer of complexity given the lack of transparency, published records and expert knowledge of a particular alcohol related Underlying Asset, vintage or bottle format.  Fraudulent bottles in the industry are often the result of older bottles being reconstituted and sold as an alcohol related Underlying Asset other than what is in the bottle.

Environmental damage could impact the value of an Underlying Asset which will result in a material and adverse effect in the value of the related Interests.

Improper storage may lead to the full or partial destruction of an Underlying Asset. For instance, trading cards, tickets, posters or other paper piece can be destroyed by exposure to water or moisture. Likewise, equipment such as a bat may warp, or a leather glove may grow mold due to exposure to the elements. Autographs that are signed with inferior writing instruments or rendered on an unstable substrate may fade or “bleed,” thereby reducing its value to collectors.

Some of the defects may not be initially visible or apparent, for example moisture in a frame, and may only become visible at a later date, at which point the value of the Underlying Asset and in turn the Series may be impacted.

The Asset Class demands specific requirements for proper long-term storage that take into account temperature, humidity, movement and exposure to sunlight (See “Description of the Business- Facilities” for additional information). For certain sub-categories of the Asset Class, such as alcohol, all of these factors can influence the aromas, aging process and overall integrity of the alcohol related Underlying Assets. Exposure to water, extreme heat or cold can dramatically impact the quality of an alcohol related Underlying Asset, for instance the bottle label can be destroyed by exposure to water or excessive moisture or the cork that maintains the quality and prevents oxygen from entering a bottle can become less reliable if exposed to the wrong environment.

Testing for environmental exposures targets the quality of the enclosure, the label and the bottles.  The alcohol related Underlying Asset can also be tasted for excessive exposure to heat or cold and will be reflected in the quality relative to its age and known provenance.  The chemistry of an alcohol related Underlying Asset can be confirmed in testing but most environment impact testing is subject to expert tasting, unless smoke taint or other chemical exposures are a concern for the product. Specifically, for wine, use of testing methods such as a Coravin, diminishes the value of a bottle of wine by exposing it to outside influences. Similarly, testing methods such as carbon dating, can be expensive relative to the cost of an alcohol related Underlying Asset and therefore could impact both the cash flow and value.

Potentially high storage and insurance costs for the Underlying Assets.

In order to protect and care for the Underlying Assets, the Manager must ensure adequate storage facilities, insurance coverage and, if required, maintenance work.  The cost of care may vary from year to year depending on changes in the insurance rates for covering the Underlying Assets and changes in the cost of storage for the Underlying Assets, and if required, the amount of maintenance performed.  It is anticipated that as the Company acquires more Underlying Assets, the Manager may be able to negotiate a discount on the costs of storage, insurance and maintenance due to economies of scale.  These reductions are dependent on the Company acquiring a number of Underlying Assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.

If costs turn out to be higher than expected, this would impact the value of the Interests related to an Underlying Asset, the amount of distributions made to Investors holding the Interests, on potential proceeds from a sale of the Underlying Asset (if ever), and any capital proceeds returned to Investors after paying for any outstanding liabilities, including, but not limited to any outstanding balances under Operating Expenses Reimbursement Obligation. See “Lack of distributions and return of capital” for further details of the impact of these costs on returns to Investors.

Drinking windows for alcohol related Underlying Assets.

Some alcohol related Underlying Assets, such as bottles of wine or whiskey, are often valued in the open market or at auctions based on the drinking window attributed to it upon release to the market. Drinking windows are essentially a range of years when an alcohol related Underlying Asset will be optimal for drinking.  Drinking windows are highly subjective and are a function of the weather during the production season, the experience of the taster, as well as the environment during the tasting.  Theoretically, a drinking window is applied to an alcohol related Underlying Asset that is stored in ideal conditions and allowed to age in that environment. Variations in storage and the environment an alcohol related Underlying Asset is exposed to can change the accuracy of a drinking window. Drinking windows are reviewed in the course of asset selection to determine relative value, but there can be no guarantee they are accurate or applicable to every alcohol related Underlying Asset. As the drinking window closes, the alcohol, in particular wine, will start to lose the integration of its components including the distinct flavors and floral scents; the color, smell and taste will all reflect the closing of the drinking window.  The color will start to appear brown, the nose will start to lose its characteristics and the flavor will eventually fade to a dusty, musty expression of its former self. A wine of a certain vintage will eventually become undrinkable , which will likely materially and adversely effect the value of an alcohol related Underlying Asset of such a vintage.

Risks related to the Coravin testing method for alcohol related Underlying Assets.

Collectors, wine retailers, restaurants, producers and distributers have broadly adopted the use of the Coravin wine tasting system. The Coravin wine tasting and preservation system uses a medical grade needle to inject Argon gas into a cork that then allows for a sample of wine to be removed from the bottle without exposing it to excessive oxygen by not having to open it at all. Coravin is generally used commercially for tasting wines and preserving the longevity of the bottle by consumers and enterprises, however the use of a Coravin diminishes the value of the bottle by exposing it to outside influences.  There have been instances at auctions where bottles that have been exposed to a Coravin are viewed as less valuable as the enclosure has been compromised and wine will have been removed from the bottle. Every effort will be made to avoid acquiring an alcohol related Underlying Assets which has been exposed to a Coravin, but there can be no guarantees that an alcohol related Underlying Asset has not been exposed.

General sentiment of underlying fan base.

This is particularly prominent in sports memorabilia, but also holds true for memorabilia categories such as movie franchises, musicians, and others.

By example, leagues such as the NBA, MLB, NHL and NFL have a long and reputable fan base. However, events, such as player strikes, general public appeal of a league or a particular sport, may have an impact on the associated Underlying Assets. For instance, the NHL strike of 1994-1995 caused a loss of fan interest. Upstart leagues such as the USFL in football may cause an early interest in memorabilia from that league but may lose interest from lack of success.

Similarly, various forms of Memorabilia Assets go in and out of favor with collectors. For example, there was a renewed interest in soccer within the United States after the U.S. team won the Women’s World Cup in 2012. When there were no further victories on the same scale, the value of and interest in women’s soccer memorabilia generally returned to previous levels.

Risks Related to Ownership of our Interests

Lack of voting rights.

The Manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the Investors.  The Investors only have limited voting rights in respect of the Series of Interests.  Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and allocation policy and also any decision it takes in respect of the Company and the applicable Series, which the Investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as manager of the Company and each Series in very limited circumstances, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with the Company or a Series of Interests. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an Underlying Asset.

The offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests is a derivative result of our negotiations with Asset Sellers based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offering and the acquisition of each Underlying Asset.  These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

If a market ever develops for the Interests, the market price and trading volume of our Interests may be volatile.

If a market develops for the Interests, through the Liquidity Platform or otherwise, the market price of the Interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, any Underlying Asset or any Series, such as reports by industry analysts, Investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions.  For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of Interests may decline as well.

In addition, fluctuations in operating results of a particular Series or the failure of operating results to meet the expectations of Investors may negatively impact the price of our securities.  Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest while in escrow.

The funds paid by a subscriber for Interests will be held in a non-interest-bearing escrow account until the admission of the subscriber as an Investor in the applicable Series, if such subscription is accepted. Purchasers will not have the use of such funds or receive interest thereon pending the completion of the Offering. No subscriptions will be accepted, and no Interests will be sold unless valid subscriptions for the Offering are received and accepted prior to the termination of the applicable Offering Period. It is also anticipated that subscriptions will not be accepted from prospective Investors located in states where the BOR is not registered as a broker-dealer. If we terminate an Offering prior to accepting a subscriber’s subscription, escrowed funds will be returned promptly, without interest or deduction, to the proposed Investor.

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by Federal law, a Federal court of the United States, as in the case of claims brought under the Securities Exchange Act of 1934, as amended. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to bring such claim in the Delaware Court of Chancery. Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the Delaware, which govern our Operating Agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the Operating Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to our Operating Agreement and our Interests. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Operating Agreement.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an investor to the extent a judge might be less likely than a jury to resolve an action in the investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

USE OF PROCEEDS – Series #BOND1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #BOND1 Asset Cost (1)	$37,000	96.10%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.78%
	Brokerage Fee	$385	1.00%
	Offering Expenses (2)	$500	1.30%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$100	0.26%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.26%
	Marketing Materials	$100	0.26%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$15	0.04%
	Total Fees and Expenses	$1,200	3.12%
	Total Proceeds	$38,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.36 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	1/13/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$37,000
Installment 2 Amount	$0
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES CASINO ROYALE

Investment Overview

•Upon completion of the Series #BOND1 Offering, Series #BOND1 will purchase a First Edition, First Issue copy of Casino Royale by Ian Fleming (at times described as the “First Edition Casino Royale” throughout this Offering Circular) as the underlying asset for Series #BOND1 (the “Series Casino Royale” or the “Underlying Asset” with respect to Series #BOND1, as applicable), the specifications of which are set forth below.

•Ian Fleming’s career as a journalist and his time working for Britain’s Naval Intelligence Division during World War II provided him with the background and inspiration for the James Bond novels.

•Casino Royale by Ian Fleming is the first novel about James Bond and was a major literary success. Eleven Bond novels and two collections of additional Bond short stories followed between 1953 and 1966.

•Casino Royale was first released on April 13, 1953 by publisher Jonathan Cape. Cape printed 4,728 first impression copies of Casino Royale, which sold out in less than a month, however no more than 3,000 copies were issued in the first state dust jacket.

Asset Description

Overview and Authentication

•The Underlying Asset is 1 of about 3,000 First Edition, First Issue copies of Casino Royale (without the Sunday Times review on the upper flap).

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is in Octavo format.

•The Underlying Asset comes bound in the original publisher’s cloth, with red lettering on the spine, and original dust jacket.

•The Underlying Asset is in a custom slipcase.

Notable Defects

•The Underlying Asset has had a minor restoration at the top portion of the upper panel, spine ends and folded corners of flaps.

Details

SERIES CASINO ROYALE
Title	Casino Royale
Author(s)	Ian Fleming
Publisher	Jonathan Cape
Publication Date	1953
Binding	Hardcover
Book Condition	Near fine or better
Edition	First Edition, First Issue
Inscription or Note	None

Depreciation

The company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Casino Royale going forward.

USE OF PROCEEDS – Series #CATCHER

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #CATCHER Asset Cost (1)	$11,500	92.00%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$150	1.20%
	Brokerage Fee	$125	1.00%
	Offering Expenses (2)	$500	4.00%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$100	0.80%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$0	0.00%
	Marketing Materials	$100	0.80%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$25	0.20%
	Total Fees and Expenses	$850	6.80%
	Total Proceeds	$12,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.37 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	1/14/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$11,500
Installment 2 Amount	$0
Acquisition Expenses	$200

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES THE CATCHER IN THE RYE

Investment Overview

•Upon completion of the Series #CATCHER Offering, Series #CATCHER will purchase a First Edition, First Issue copy of The Catcher in the Rye by J.D. Salinger (at times described as the “First Edition The Catcher in the Rye” throughout this Offering Circular) as the underlying asset for Series #CATCHER (the “Series The Catcher in the Rye” or the “Underlying Asset” with respect to Series #CATCHER, as applicable), the specifications of which are set forth below.

•J.D. Salinger was an American author best known for his novel, The Catcher in the Rye.

•There have been over 65 million copies of the novel sold since the first publication in 1951.

•The Underlying Asset is a first edition, first printing, first issue dust jacket of The Catcher in the Rye.

Asset Description

Overview & Authentication

•The Underlying Asset has a first issue dust jacket with the cropping of Salinger’s head on the rear panel.

•The Underlying Asset has a $3.00 price printed on the front flap, aligned above the “R” in CATCHER.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is in Octavo format.

•The Underlying Asset comes bound in the original black cloth and pictorial dust jacket, with a portrait of Salinger on the rear panel.

•The Underlying asset is not price clipped.

Notable Defects

•The Underlying Asset is in unrestored condition and shows very minor wear to the dust jacket.

Details

Series The Catcher in the Rye
Title	The Catcher in the Rye
Author(s)	J.D. Salinger
Publisher	Little Brown and Company
Publication Date	1951
Binding	Hardcover
Book Condition	Exceptional
Edition	First Edition, First Printing
Inscription or Note	None

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series The Catcher in the Rye going forward.

USE OF PROCEEDS – Series #LOTR

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #LOTR Asset Cost (1)	$27,500	94.83%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.03%
	Brokerage Fee	$290	1.00%
	Offering Expenses (2)	$500	1.72%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$100	0.34%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.34%
	Marketing Materials	$200	0.69%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$10	0.03%
	Total Fees and Expenses	$1,200	4.14%
	Total Proceeds	$29,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.38 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	1/16/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$27,500
Installment 2 Amount	$0
Acquisition Expenses	$400

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES THE LORD OF THE RINGS TRILOGY

Investment Overview

•Upon completion of the Series #LOTR Offering, Series #LOTR will purchase a First Edition, First Issue copy of The Lord of the Rings Trilogy by J.R.R. Tolkien (at times described as the “First Edition The Lord of The Rings” throughout this Offering Circular) as the underlying asset for Series #LOTR (the “Series The Lord of the Rings” or the “Underlying Asset” with respect to Series #LOTR, as applicable), the specifications of which are set forth below.

•J.R.R. Tolkien was an English writer, poet, and academic best known for his fantasy works The Hobbit, The Lord of the Rings, and The Silmarillion.

•High printing costs and modest anticipated sales forced Tolkien to divide early publication of The Lord of the Rings into three volumes: The Fellowship of the Ring, The Two Towers, and The Return of the King. In 1968, the three volumes were combined into a single volume titled The Lord of The Rings, which has sold over 150 million copies.

Asset Description

Overview & Authentication

•The Underlying Asset is a First Edition, First Issue copy The Lord of the Rings Trilogy, which is made up of three volumes: The Fellowship of the Ring, The Two Towers, and The Return of the King.

•The Fellowship of the Ring is a First Edition, First Impression, First State published in 1954

•The Two Towers is a First Edition, First Impression, First State published in 1954

•The Return of the King is a First Edition, First Impression, Second State published in 1955

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•All three volumes are in Octavo format.

•Original first impression dustjackets are original and bright with light toning to spines and occasional trivial wear at extremities.

•The Return of the King is a First Edition, First Impression in the Second State, with the sagging text and the signature “4.”

•All three dustjackets are without restoration and are unclipped with original price.

Notable Defects

•The Underlying Asset is in unrestored condition.

Details

Series The Lord of the Rings Trilogy
Title (Vol. 1) Title (Vol. 2) Title (Vol. 3)	The Fellowship of the Ring The Two Towers The Return of the King
Author(s)	John Ronald Reuel (J.R.R.) Tolkien
Publisher	George Allen & Unwin
Publication Date (Vol. 1) Publication Date (Vol. 2) Publication Date (Vol. 3)	1954 1954 1955
Binding	Hardcover
Book Condition	Unrestored
Edition (Vol. 1) Edition (Vol. 2) Edition (Vol. 3)	First Edition, First Impression, First State First Edition, First Impression, First State First Edition, First Impression, Second State
Inscription or Note	None

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series The Lord of the Rings Trilogy going forward.

USE OF PROCEEDS – Series #SCARLET

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #SCARLET Asset Cost (1)	$12,500	92.59%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$150	1.11%
	Brokerage Fee	$135	1.00%
	Offering Expenses (2)	$500	3.70%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$100	0.74%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$0	0.00%
	Marketing Materials	$100	0.74%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$15	0.11%
	Total Fees and Expenses	$850	6.30%
	Total Proceeds	$13,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.39 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	1/29/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$12,500
Installment 2 Amount	$0
Acquisition Expenses	$200

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES THE SCARLET LETTER

Investment Overview

•Upon completion of the Series #SCARLET Offering, Series #SCARLET will purchase a First Edition copy of The Scarlet Letter by Nathaniel Hawthorne (at times described as the “First Edition The Scarlet Letter” throughout this Offering Circular) as the underlying asset for Series #SCARLET (the “Series The Scarlet Letter” or the “Underlying Asset” with respect to Series #SCARLET, as applicable), the specifications of which are set forth below.

•Nathaniel Hawthorne was an American novelist best known for his novel, The Scarlet Letter.

•The Scarlet Letter was one of the first mass-produced books in America and an instant best-seller. The First Edition printing in 1850 was limited to 2,500 copies.

Asset Description

Overview & Authentication

•The Underlying Asset is a First Edition copy of The Scarlet Letter by Nathaniel Hawthorne.

•The Underlying Asset shows ads dated March 1, 1850 and “reduplicate” on page 21.

•The Underlying Asset has an authenticating manuscript note by the author’s son, Julian Hawthorne.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is in Octavo format.

•The Underlying Asset comes in the original brown blind-embossed cloth and is stamped in the original bright gilt.

•The Underlying asset is housed in a custom full leather case.

Notable Defects

•The Underlying Asset is an unrestored copy with slight wear to the original cloth.

Details

Series The Scarlet Letter
Title	The Scarlet Letter
Author(s)	Nathaniel Hawthorne
Publisher	Ticknor, Reed, and Fields
Publication Date	1850
Binding	Hardcover
Book Condition	Fine, Unrestored
Edition	First Edition
Inscription or Note	Authenticating manuscript by Julian Hawthorne

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series The Scarlet Letter going forward.

USE OF PROCEEDS – Series #AMZFNT1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #AMZFNT1 Asset Cost (1)	$30,500	93.85%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.92%
	Brokerage Fee	$325	1.00%
	Offering Expenses (2)	$500	1.54%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.31%
	Marketing Materials	$200	0.62%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$575	1.77%
	Total Fees and Expenses	$1,700	5.23%
	Total Proceeds	$32,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.40 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/5/2020
Expiration Date of Agreement	4/30/2020
Down-payment Amount	$5,670
Installment 1 Amount	$9,525
Installment 2 Amount	$15,305
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1962 AMAZING FANTASY #15

Investment Overview

•Upon completion of the Series #AMZFNT15 Offering, Series #AMZFNT15 will purchase a 1962 Amazing Fantasy #15 CGC VG+ 4.5 comic book as the Underlying Asset for Series #AMZFNT15 (The “Series 1962 Amazing Fantasy #15” or the “Underlying Asset” with respect to Series #AMZFNT15, as applicable), the specifications of which are set forth below.

•Amazing Fantasy is an American comic book anthology series published by Marvel Comics from 1961 through 1962. The final Issue, Amazing Fantasy #15, introduced the popular superhero character Spider-Man.

•The Underlying Asset is an original copy of the Amazing Fantasy #15 comic book with a CGC grade of VG+ 4.5.

Asset Description

Overview & Authentication

•The Underlying Asset is the fifteenth comic book in the Amazing Fantasy series and was published by Marvel Comics on August 10, 1962.

•The Underlying Asset is the issue in which the characters Spider-Man (Peter Parker), Uncle Ben and Aunt May made their first appearance.

•The Underlying Asset has a CGC grade of VG+ 4.5.

Notable Features

•The Underlying Asset has cream to off-white pages.

•The cover of the Underlying Asset features Spider-Man flying in between buildings.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from CGC.

Details

Series 1962 Amazing Fantasy #15
Title	Amazing Fantasy #15
Key Issue	First appearance of Spider-Man
Publisher	Marvel
Store Date	July 31, 1962
Cover Price	$0.12
Editing	Stan Lee
Script	Stan Lee
Pencils	Jack Kirby, Steve Ditko
Inks	Steve Ditko
Colors	Stan Goldberg
Letters	Artie Simek, typeset
Authentication	CGC
Grade	4.5

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1962 Amazing Fantasy #15 going forward.

USE OF PROCEEDS – Series #HULK1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #HULK1 Asset Cost (1)	$87,000	97.75%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$200	0.22%
	Brokerage Fee	$890	1.00%
	Offering Expenses (2)	$668	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$0	0.00%
	Marketing Materials	$100	0.11%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$143	0.16%
	Total Fees and Expenses	$1,800	2.02%
	Total Proceeds	$89,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.41 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/5/2020
Expiration Date of Agreement	4/30/2020
Down-payment Amount	$16,173
Installment 1 Amount	$27,170
Installment 2 Amount	$43,657
Acquisition Expenses	$100

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1962 THE INCREDIBLE HULK #1

Investment Overview

•Upon completion of the Series #HULK1 Offering, Series #HULK1 will purchase a 1962 The Incredible Hulk #1 CGC VF 8.0 comic book as the Underlying Asset for Series #HULK1 (The “Series 1962 The Incredible Hulk #1” or the “Underlying Asset” with respect to Series #HULK1, as applicable), the specifications of which are set forth below.

•The Incredible Hulk is an ongoing comic book series featuring the superhero Hulk and his alter ego Dr. Bruce Banner. The first issue and origin of the character was The Incredible Hulk #1, published in May of 1962.

•The Underlying Asset is an original copy of The Incredible Hulk #1 comic book with a CGC grade of VF 8.0.

Asset Description

Overview & Authentication

•The Underlying Asset is the first comic book in The Incredible Hulk series and was published by Marvel Comics on May 1, 1962.

•The Underlying Asset is one of 12 copies with a CGC 8.0 grade.

•The Underlying Asset is a copy of the issue in which The Incredible Hulk, Rick Jones, Betty Ross, and General Ross made their first appearance.

Notable Features

•The Underlying Asset has off-white to white pages.

•The cover of the Underlying Asset shows Dr. Bruce Banner transforming into the Incredible Hulk.

•The cover of the Underlying Asset features the following text: “THE INCREDIBLE HULK – THE STANGEST MAN OF ALL TIME!!” as well as “FANTASY AS YOU LIKE IT” and “IS HE A MAN OR MONSTER OR… IS HE BOTH?”.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from CGC.

Details

Series 1962 The Incredible Hulk #1
Title	The Incredible Hulk #1
Key Issue	First appearance of Hulk (Bruce Banner)
Publisher	Marvel
Store Date	April 30, 1962
Cover Price	$0.12
Editing	Stan Lee
Script	Stan Lee
Pencils	Jack Kirby
Inks	George Roussos, Paul Reinman
Authentication	CGC
Grade	8.0

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1962 The Incredible Hulk #1 going forward.

USE OF PROCEEDS – Series #BATMAN1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #BATMAN1 Asset Cost (1)	$68,500	96.48%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.42%
	Brokerage Fee	$710	1.00%
	Offering Expenses (2)	$533	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.14%
	Marketing Materials	$200	0.28%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$658	0.93%
	Total Fees and Expenses	$2,200	3.10%
	Total Proceeds	$71,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.42 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/5/2020
Expiration Date of Agreement	4/30/2020
Down-payment Amount	$12,734
Installment 1 Amount	$21,393
Installment 2 Amount	$34,373
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF Series 1940 Batman #1

Investment Overview

•Upon completion of the Series #BATMAN1 Offering, Series #BATMAN1 will purchase a 1940 D.C. Comics Batman #1 CGC FR/GD 1.5 as the Underlying Asset for Series #BATMAN1 (The “Series 1940 Batman #1” or the “Underlying Asset” with respect to Series #BATMAN1, as applicable), the specifications of which are set forth below.

•DC Comics, Inc. is an American comic book publisher established in 1934.

•Batman is a fictional superhero in the DC Comics Universe, first appearing in Detective Comics #27 in May 1939. The first self-titled Batman comic book debuted on March 31, 1940 and has since spawned a media franchise that has generated over $25 billion in revenue.

•The Underlying Asset is an original copy of the Batman #1 comic book with a CGC grade of FR/GD 1.5.

Asset Description

Overview & Authentication

•The Underlying Asset is the first comic book in the Batman series and was published by D.C. Comics on March 31, 1940.

•The Underlying Asset is the first issue of the ongoing Batman comic book series and features the first appearance of The Joker and Catwoman.

Notable Features

•The Underlying Asset has cream to off-white pages.

•The cover of the Underlying Asset features Spider-Man flying in between buildings.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from CGC.

Details

Series 1940 Batman #1
Title	Batman #1
Key Issue	First appearance of The Joker and Catwoman
Writer	Bill Finger
Artist	Bob Kane
Publisher	D.C. Comics
Store Date	March 31, 1940
Authentication	Comics Guaranty Company (CGC)
Grade	CGC FR/GD 1.5

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1940 Batman #1 going forward.

USE OF PROCEEDS – Series #55CLEMENTE

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #55CLEMENTE Asset Cost (1)	$36,000	94.74%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.79%
	Brokerage Fee	$380	1.00%
	Offering Expenses (2)	$500	1.32%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.26%
	Marketing Materials	$200	0.53%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$520	1.37%
	Total Fees and Expenses	$1,700	4.47%
	Total Proceeds	$38,000	100.00%

(4)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(5)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(6)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.43 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/5/2020
Expiration Date of Agreement	4/30/2020
Down-payment Amount	$6,692
Installment 1 Amount	$11,243
Installment 2 Amount	$18,065
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF Series 1955 TOPPS ROBERTO CLEMENTE CARD

Investment Overview

•Upon completion of the Series #55CLEMENTE Offering, Series #55CLEMENTE will purchase a 1955 Topps #164 Roberto Clemente SGC NM-MT 8 Baseball Card as the Underlying Asset for Series #55CLEMENTE (The “Series 1955 Topps Roberto Clemente Card” or the “Underlying Asset” with respect to Series #55CLEMENTE, as applicable), the specifications of which are set forth below.

•Roberto Enrique Clemente Walker was a Puerto Rican professional baseball player who played for the Pittsburgh Pirates from 1955 to 1972. Clemente played in 15 All-Star games and helped lead the Pittsburgh Pirates to two World Series victories in 1960 and 1971.

•The Underlying Asset is a 1955 Topps #164 Roberto Clemente Card with a SGC NM-MT 8 rating.

•The 1955 MLB season was Clemente’s rookie season with the Pittsburgh Pirates.

•The Topps Company, Inc. is an American manufacturer of gum, candy and collectibles. The 1955 Topps Set included 206 cards; the card featuring Roberto Clemente card is number 164.

Asset Description

Overview & Authentication

•The Underlying Asset is one of 12 1955 Topps Roberto Clemente Cards graded by SGC with a rating of NM-MT 8, with only 4 known to exist in better condition in the SGC Population Report.

•The 1955 Topps #164 card has over 1,100 total cards graded Sports Card Guaranty (SGC).

Notable Features

•The Underlying Asset features a photograph of Clemente’s face, a photograph of Clemente in his batting position, and a small drawing of a pirate.

•The bottom of the Underlying Asset has an orange label that reads, “ROBERTO CLEMENTE” and “outfield PITTSBURGH PIRATES”.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from SGC.

Details

Series 1955 Topps Roberto Clemente Card
Sport	Baseball
Professional League	Major League Baseball (MLB)
Player / Number	Roberto Clemente
Team	Pittsburgh Pirates
Year / Season	1955
Memorabilia Type	Trading Card
Manufacturer	The Topps Company, Inc.
Issue	1955 Topps
Individual Cards in Set	206
Card Number in Set	164
Authentication	Sportscard Guaranty (SGC)
Grade	NM-MT 8

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1955 Topps Roberto Clemente Card going forward.

USE OF PROCEEDS – Series #38DIMAGGIO

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #38DIMAGGIO Asset Cost (1)	$20,000	90.91%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.36%
	Brokerage Fee	$220	1.00%
	Offering Expenses (2)	$500	2.27%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.45%
	Marketing Materials	$200	0.91%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$680	3.09%
	Total Fees and Expenses	$1,700	7.73%
	Total Proceeds	$22,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.44 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/5/2020
Expiration Date of Agreement	4/30/2020
Down-payment Amount	$3,718
Installment 1 Amount	$6,246
Installment 2 Amount	$10,036
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF Series 1938 Goudey Joe DIMAGGIO CARD

Investment Overview

•Upon completion of the Series #38DIMAGGIO Offering, Series #38DIMAGGIO will purchase a 1938 Goudey #274 Joe DiMaggio PSA NM-MT 8 Baseball Card as the Underlying Asset for Series #38DIMAGGIO (The “Series 1938 Goudey Joe DiMaggio Card” or the “Underlying Asset” with respect to Series #38DIMAGGIO, as applicable), the specifications of which are set forth below.

•Joe DiMaggio was a center fielder who played his 13 years of Major League Baseball for the New York Yankees.

• DiMaggio was a three-time league MVP and won nine World Series Championships with the Yankees.

•In the 1938 MLB season DiMaggio had 32 home runs and 140 RBIs.

•The Underlying Asset is a 1938 Goudey #274 Joe DiMaggio Card with a PSA NM-MT 8 rating.

•The Goudey Gum Company was an American chewing gum company founded in 1919 in Boston, MA.

•The 1938 Goudey Heads-Up (R323) is a 48-card set. The cards were numbered 241 to 288, and they depicted 24 players as subjects. The first 24 cards of the set have plain backgrounds, whereas the higher numbered cards feature the same player image, but include background art.

Asset Description

Overview & Authentication

•The Underlying Asset is one of 28 1938 Goudey Joe DiMaggio Cards graded by PSA with an NM-MT 8, with only 3 known to exist in better condition.

•The 1938 Goudey #274 has 255 total cards graded by Professional Sports Authenticator (PSA).

Notable Features

•The Underlying Asset has a photograph of Joe DiMaggio’s face on a cartoon body.

•The Underlying Asset features background cartoons that were limited to higher numbered cards in the set

•The bottom of the Underlying Asset has an orange label that reads, “JOE DI MAGGIO, Yankees”

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from PSA.

Details

Series 1938 Goudey Joe DiMaggio Card
Sport	Baseball
Professional League	Major League Baseball (MLB)
Player / Number	Joseph DiMaggio
Team	New York Yankees
Year / Season	1938
Memorabilia Type	Trading Card
Manufacturer	Goudey Gum Company
Issue	1938 Goudey (R323)
Individual Cards in Set	48
Card Number in Set	274
Authentication	Professional Sports Authenticator (PSA)
Grade	NM-MT 8

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1938 Goudey Joe DiMaggio Card going forward.

USE OF PROCEEDS – Series #RUTHBALL1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #RUTHBALL1 Asset Cost (1)	$27,000	93.10%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.03%
	Brokerage Fee	$290	1.00%
	Offering Expenses (2)	$500	1.72%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$100	0.34%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.34%
	Marketing Materials	$200	0.69%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$510	1.76%
	Total Fees and Expenses	$1,700	5.86%
	Total Proceeds	$29,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.45 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/5/2020
Expiration Date of Agreement	4/30/2020
Down-payment Amount	$5,019
Installment 1 Amount	$8,432
Installment 2 Amount	$13,549
Acquisition Expenses	$400

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF Series 1934-39 babe ruth ball

Investment Overview

•Upon completion of the Series #RUTHBALL1 Offering, Series #RUTHBALL1 will purchase a 1934-39 Official American League Babe Ruth Single Signed Baseball as the Underlying Asset for Series #RUTHBALL1 (The “Series 1934-39 Babe Ruth Ball” or the “Underlying Asset” with respect to Series #RUTHBALL1, as applicable), the specifications of which are set forth below.

•George Herman “Babe” Ruth Jr. was a professional baseball player in the MLB from 1914-1935. He won three World Series championships with the Boston Red Sox before being traded to the New York Yankees in 1919, with whom he would win an additional 4 titles. Ruth set many records during his tenure, including career home runs and runs batted in. “The Bambino” was inducted into the Baseball Hall of Fame as part of the 1936 inaugural class and was ranked #1 in The Sporting News “Baseball’s 100 Greatest Players”.

•The 1934 MLB season was Ruth’s last season with the New York Yankees in which he batted .288, hit 22 home runs and had 84 runs batted in.

•Babe Ruth retired in 1935 after playing part of the season with the Boston Braves. He finished his career with 714 home runs and a lifetime .342 batting average.

•The Underlying Asset is a 1934-39 Official American League Babe Ruth Single Signed Baseball with the signature graded PSA/DNA NM 7 rating.

Asset Description

Overview & Authentication

•The Underlying Asset is a 1934-39 Official American League Ball signed by Babe Ruth.

•PSA has given the signature on the Underlying Asset a grade of Near Mint 7.

Notable Features

•The Underlying Asset is signed on the sweet spot of the ball by Babe Ruth in black ink with a steel-tip fountain pen.

•The Underlying Asset was manufactured by Spalding under the Reach brand.

•The Underlying Asset features the stamp “William Harridge Pres.” on the center panel. William Harridge was the president of the American League from 1931 to 1959.

•The Underlying Asset has red stitching.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from PSA.

Details

Series 1934-39 Babe Ruth Ball
Sport	Baseball
Professional League	Major League Baseball (MLB)
Player / Number	George Herman “Babe” Ruth / 3
Team	New York Yankees
Year / Season	1934-39
Memorabilia Type	Official American League Baseball (Harridge)
Model	PAT’D RE 17200
Manufacturer	Reach
Inscription	Babe Ruth, Single Signed
Authentication	PSA/DNA, James Spence Authentication
Grade	Near Mint 7 (Signature)

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1934-39 Babe Ruth Ball going forward.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of distribution

We are managed by the Manager, RSE Archive Manager, a single-member LLC owned by RSE Markets, the Asset Manager. The Asset Manager also owns and operates a mobile app-based investment Platform, through which Investors may indirectly invest, through a Series of the Company’s Interests, in Underlying Asset opportunities that have been historically difficult to access for many market participants. Through the use of the Platform, Investors can browse and screen the potential investments and sign legal documents electronically. We intend to distribute the Interests exclusively through the Platform.  Neither the Manager nor the Asset Manager nor any other affiliated entity involved in the offer and sale of the Interests is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Interests.

The sale of the Interests is being facilitated by the BOR, which is a registered broker-dealer under the Exchange Act and member of FINRA and is registered in each state where the offer and sales of the Interests will occur. Interests may not be offered or sold in states where the BOR is not registered as a broker-dealer.

With respect to the Interests:

-The Company is the entity which issues membership interests in each Series of the Company;

-The Asset Manager owns and operates the Platform, through which membership interests are offered under Tier 2 of Regulation A pursuant to this Offering Circular, and, in its capacity as Asset Manager, provides services with respect to the selection, acquisition, ongoing maintenance and upkeep of the Underlying Assets;

-The Manager operates each Series of Interests following the closing of the Offering for that Series; and

-The BOR, which is a registered broker-dealer, acts as the broker of record and facilitates the sale of the Interests while providing certain other Investor verification and regulatory services. For the avoidance of doubt, the BOR is not an underwriter or placement agent in connection with the Offering. The BOR does not purchase or solicit purchases of, or make any recommendations regarding, the Interests to prospective investors.

Neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests.

Each of the Offerings is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers”.  For further details on the suitability requirements an Investor must meet in order to participate in these Offerings, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards”. As a Tier 2 offering pursuant to Regulation A under the Securities Act, these Offerings will be exempt from state law “Blue Sky” registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our Interests are offered and sold only to “qualified purchasers” or at a time when our Interests are listed on a national securities exchange. It is anticipated that sales of securities will only be made in states where the BOR is registered.

The initial offering price for each Series of Interests is equal to the aggregate of (i) the purchase price of the applicable Underlying Asset, (ii) the Brokerage Fee, (iii) Offering Expenses, (iv) the Acquisition Expenses, and (v) the Sourcing Fee (in each case as described below) divided by the number of membership Interests sold in each Offering. The initial offering price for a particular Series is a fixed price and will not vary based on demand by Investors or potential investors.

There will be different closing dates for each Offering. The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering in its sole discretion.

In the case of each Series designated with a purchase option agreement in the Master Series Table, the Company has independent purchase option agreements to acquire the individual Underlying Assets, which it plans to exercise upon the closing of the individual Offering. These individual purchase option agreements may be further extended past their initial expiration dates and in the case a Series Offering does not close on or before its individual expiration date, or if we are unable to negotiate an extension of the purchase option, the individual Offering will be terminated.

This Offering Circular does not constitute an offer or sale of any Series of Interests outside of the U.S.

Those persons who want to invest in the Interests must sign a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details.  A copy of the form of Subscription Agreement is attached as Exhibit 4.1.

Each Series of Interests will be issued in book-entry form without certificates and, as of this time, will be transferred into a custodial account, created by the Custodian for each Investor, upon the Closing of the applicable Offerings. All previously issued shares held on the books of the Issuer are transferred into the Custodian brokerage accounts upon consent by the individual Investors.

The Asset Manager, the Manager or its affiliates, and not the Company, will pay all of the expenses incurred in these Offerings that are not covered by the Brokerage Fee, the Sourcing Fee, Offering Expenses or Acquisition Expenses, including fees to legal counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future blue-sky filings with state securities departments, as applicable.  Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

Investor Suitability Standards

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act) include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the Interests of the Company (in connection with this Series or any other Series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser”, annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

The Interests will not be offered or sold to prospective Investors subject to the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended (“ERISA”).

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and the BOR, in its capacity as broker of record for these Offerings, will be permitted to make a determination that the subscribers of Interests in each Offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Interests may involve significant risks.  Only Investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Interests.  See “Risk Factors.”

Minimum and Maximum Investment

The minimum subscription by an Investor in an Offering is one (1) Interest and the maximum subscription by any Investor in any Offering is for Interests representing 10% of the total Interests of the Series, where such maximum subscription limit may be waived for an Investor by the Manager in its sole discretion. Such limits do not apply to the Manager and/or affiliates of the Manager.  The Manager and/or its affiliates must purchase a minimum of 2% of Interests of each Series at the Closing of its each Offering. The Manager may purchase greater than 2% of Interests of any Series (including in excess of 10% of any Series) at the applicable Closing, in its sole discretion.

Lock-up Period

Upon the Closing of an Offering for a particular Series, a 90-day lock-up period will commence from the day of the Closing, before Interests in the particular Series may be transferred by any Investor in such Series.

Broker

Pursuant to a broker-dealer agreement, dated August 12, 2019, between the Company and Dalmore Group, LLC, a New York limited liability company (“Dalmore” or “BOR”) (as amended, the “Brokerage Agreement”) will serve as broker of record for the Company’s Regulation A offerings.

The BOR will perform the following technology and compliance services in connection with the sale of the Interests as a broker-of-record:

1.Accept Investor data from the Company;

2.Review and process Investor information, including Know Your Customer (KYC) data, perform Anti-Money Laundering (AML), using the BOR and third-party vendors resources, and other compliance background checks, and provide a recommendation to the Company whether or not to accept Investor as a customer of the Company based solely on AML and KYC process;

3.Coordinate and help establish escrow services for investor documentation, if necessary, through a third-party qualified escrow agent:

4.Review each Investor’s subscription agreement to confirm accuracy of information and such Investors participation in the Series, and based upon such review provide a determination to the Company whether or not to accept the use of the subscription agreement for the Investor’s participation;

5.Contact and/or notify the Company of any Investor that the BOR advises the Company to decline;

6.Contact and/or notify the Company, if needed, to gather additional information or clarification;

7.Serve as a registered agent for each Series on which it acts as broker-of-record where required for state blue sky law requirements;

8.Coordinate and transmit book-entry data to the Company’s Custodian to assist in maintaining the

Company’s ownership registry for each Series;

9.Keep Investor details and data confidential and not disclose to any third-party except as required by regulators or in performance of its obligations under the Brokerage Agreement (e.g. as needed for AML and background checks); and

10.Comply with any required FINRA filings including filings required under Rule 5110 for the Offering.

The BOR is a broker-dealer registered with the Commission and a member of the FINRA and the SIPC and is registered in each state where the Offerings and sale of the Interest will occur but will not act as a finder, placement agent or underwriter in connection with these Offerings. The BOR will receive a Brokerage Fee but will not purchase or solicit the purchase of any Interests and, therefore, will not be eligible to receive any finder’s fees or any underwriting or placement agent discounts or commissions in connection with any Offering of Interests.  In addition, we have agreed pay the BOR for certain other expenses.

The Brokerage Agreement will remain in effect for a period ending on the earlier of: (i) the final closing of the Offering for a Series of Interests for which the BOR acts as broker-of-record, or (ii) twelve (12) months from the effective date of the Brokerage Agreement. A copy of the Brokerage Agreement is attached hereto as Exhibit 6.2.

Custodian

DriveWealth, LLC, a New Jersey limited liability company (“DriveWealth” or “Custodian”) will hold the brokerage accounts into which Interests in the Company’s offerings are transferred upon the closing of each of the Company’s offerings, pursuant to a custody agreement dated January 7, 2020 (as amended, the “Custody Agreement”).  The Custodian is a broker-dealer registered with the Commission and a member of the FINRA and the SIPC and is registered in every state in which Interests in Series of the Company will be sold.  DriveWealth will receive a Custody Fee but will not purchase any Interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any Offering.

Escrow Agent

The escrow agent is Atlantic Capital Bank, N.A., a Georgia banking corporation (the “Escrow Agent”) who will be appointed pursuant to an escrow agreement among the BOR, the Escrow Agent, and the Company, on behalf of the Series (the “Escrow Agreement”). Each Series will generally be responsible for fees due to the Escrow Agent, which are categorized as part of the Offering Expenses described in the “Fees and Expenses” section below; however, the Manager has agreed to pay and not be reimbursed for fees due to the Escrow Agent incurred in the case of the Offerings for the Series in the Master Series Table. The Company and the BOR must jointly and severally indemnify the Escrow Agent and each of its officers, directors, employees and agents against any losses that are incurred in connection with providing the services under the Escrow Agreement other than losses that arise out of the Escrow Agent’s gross negligence or willful misconduct. A copy of the Escrow Agreement is attached hereto as Exhibit 8.1.

Fees and Expenses

Offering Expenses

Each Series of Interests will generally be responsible for certain fees, costs and expenses incurred in connection with the offering of the interests associated with that Series (the “Offering Expenses”). Offering Expenses consist of legal, accounting, escrow, filing, banking, compliance costs and custody fees, as applicable, related to a specific offering (and excludes ongoing costs described in Operating Expenses). The Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to the Offerings for the Series detailed in the Master Series Table except in the case of Custody Fees, which are funded through the proceeds of the respective Offerings at Closing.

As compensation for providing certain custodian services to the Company, the Custodian will receive a fee equal to 0.75% of the amount raised through each Offering and at a minimum $500 per Offering (the “Custody Fee”).  Each Series of interests will be responsible for paying its own Custody Fee to the Custodian in connection with the sale of interests in such Series, except if otherwise stated for a particular Series. The Custody Fee will be payable from the proceeds of such Offering. For all previously closed Offerings, the Manager will retroactively pay the Custodian the Custody Fee upon transfer of Interests related to such Offerings into the brokerage accounts created for each Interest Holder by the Custodian.

Acquisition Expenses

Each Series of Interests will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to such Series incurred prior to the Closing, including brokerage and sales fees and commissions (but excluding the Brokerage Fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Underlying Asset was acquired using debt prior to completion of an offering), auction house fees, travel and lodging for inspection purposes, transportation costs to transfer the Underlying Asset from the Asset Seller’s possession to the storage facility or to locations for creation of photography and videography materials (including any insurance required in connection with such transportation), initial refurbishment or maintenance, and photography and videography expenses in order to prepare the profile for the Underlying Asset on the Platform (the “Acquisition Expenses”). The Acquisition Expenses will be payable from the proceeds of each offering.

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company, the BOR will receive a fee equal to 1.00% of the gross proceeds of each Offering (the “Brokerage Fee”). Each Series of interests will be responsible for paying its own Brokerage Fee to the BOR in connection with the sale of interests in such Series, except if otherwise stated for a particular Series. The Brokerage Fee will be payable from the proceeds of such Offering. In addition to the Brokerage Fee, the Company has agreed to pay the BOR a one-time advance set up fee of $10,000.   The Company will also fund $8,000 in FINRA 5110 filing fees which represents the 5110 fee for the maximum of $50,000,000 of issuance in the upcoming twelve-month period. The set-up fee is to facilitate the Offerings but is not related to a specific Series of Interests. Any unused portion of these fees will be reimbursed to the Company.

Sourcing Fee

The Manager will be paid the Sourcing Fee, which in respect of each Offering, shall not exceed the amounts described in the Master Series Table and in respect of any other offering, such amount as determined by the Manager at the time of such offering.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular.  Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular.  Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.  You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Underlying Asset on the Platform.  The contents of the Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Interests in the Series which have not had a Closing, as detailed in the Master Series Table (gray highlighting in the Master Series Table indicates Series for which an offering has not yet closed).

The subscription process for each Offering is a separate process. Any potential Investor wishing to acquire any Series Interests must:

1.Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Series Interests is suitable for you.

2.Review the Subscription Agreement (including the “Investor Qualification and Attestation” attached thereto), which was pre-populated following your completion of certain questions on the Platform application and if the responses remain accurate and correct, sign the completed Subscription Agreement using electronic signature.  Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.Once the completed Subscription Agreement is signed for a particular Offering, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant Series of Interests you have applied to subscribe for (as set out on the front page of your Subscription Agreement) into a non-interest-bearing escrow account with Escrow Agent .  The Escrow Agent will hold such subscription monies in escrow until such time as your Subscription Agreement is either accepted or rejected by the Manager and, if accepted, such further time until you are issued with Series Interests for which you subscribed.

4.The Manager and the BOR will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager or the BOR will contact you directly if required.  We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any Offering at any time prior to Closing.

5.Once the review is complete, the Manager will inform you whether or not your application to subscribe for the Series Interests is approved or denied and if approved, the number of Series Interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.If all or a part of your subscription in a particular Series is approved, then the number of Series Interests you are entitled to subscribe for will be issued to you upon the Closing. Simultaneously with the issuance of the Series Interests, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable Series as consideration for such Series Interests.

By executing the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement and the Limited Liability Company Agreement of the Company (as amended from time to time, the “Operating Agreement”). The Company, the Manager and the BOR will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and the BOR to verify your status as a “qualified purchaser”. If any information about your “qualified purchaser” status changes prior to you being issued Series Interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be commingled with the Series of Interests’ operating account, until if and when there is a Closing for a particular Offering with respect to that Investor. When the Escrow Agent has received instructions from the Manager or the BOR that an Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the applicable Series.  If an Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest or deductions.  Any costs and expenses associated with a terminated offering will be borne by the Manager.

DESCRIPTION OF THE BUSINESS

Overview

The Memorabilia Assets market, a global, multi-billion-dollar industry, is characterized by: (i) a very small number of collectors who have the financial means to acquire, enjoy and derive financial gains from the highest quality and value Memorabilia Assets, and (ii) a very large number of Asset Class enthusiasts who have equivalent knowledge and passion for the assets, but no current mechanism to benefit financially from or enjoy certain benefits of ownership of the Asset Class in the highest value segment. This dichotomy and the disproportionate access to the upper-end of the market have resulted in the creation of significant latent demand from the enthusiast community to participate more meaningfully in an asset class that, to date, they have passively watched deliver returns to a select group of individual collectors.

The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the Asset Class. The Company aims to provide enthusiasts with access to the market by enabling them to create a diversified portfolio of equity interests in the highest quality Memorabilia Assets through a seamless investment experience through the Platform. As well, Investors will have the opportunity to participate in a unique collective ownership experience, including museum/retail locations and social events, as part of the Membership Experience Programs. The objective is to use revenue generated from these Membership Experience Programs to fund the highest caliber of care for the Underlying Assets in the collection, which we expect ultimately to be offset by meaningful economies of scale in the form of lower costs for collection level insurance, maintenance contracts and storage facilities, and to generate Free Cash Flow distributions to equity Investors in the Underlying Assets.  The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the Series.

Collectors and dealers interested in selling their Underlying Assets will benefit from greater liquidity, significantly lower transaction costs and overhead, and a higher degree of transparency as compared to traditional methods of transacting the Underlying Assets. Auction and consignment models may include upwards of ~20% of asset value in transaction costs, as well as meaningful overhead in terms of asset preparation, shipping and marketing costs, and time value. The Company thus aims to align the interests of buyers and sellers, while opening up the market to a significantly larger number of participants than was previously possible, thereby driving market appropriate valuations and greater liquidity.

Business of the Company

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit Investors by enabling each Series to benefit from economies of scale and by allowing Investors to enjoy the Company’s Underlying Asset collection at the Membership Experience Programs.

We anticipate that the Company’s core competency will be the identification, acquisition, marketing and management of Memorabilia Assets for the benefit of the Investors. In addition, through the use the Platform, the Company aspires to offer innovative digital products that support a seamless, transparent and unassuming investment process as well as unique and enjoyable experiences that enhance the utility value of investing in passion assets. The Company, with the support of the Manager and its affiliates and through the use of the Platform, aims to provide:

(i)Investors with access to highest quality Memorabilia Assets for investment, portfolio diversification and secondary market liquidity for their Interests, through the Liquidity Platform, or otherwise, although there can be no guarantee that a secondary market will ever develop, through the Liquidity Platform, or otherwise, or that appropriate registrations to permit such secondary trading will ever be obtained.

(ii)Asset Sellers with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to retain minority equity positions in assets via the retention of equity interests in Offerings conducted through the Platform.

(iii) All Platform users with a premium, highly curated, engaging Memorabilia Asset media experience, including “fantasy collecting” features. The investable assets on the Platform will be supplemented with “private” assets, which will be used to generate conversation, support the “fantasy collecting” component of the Platform and enable users to share personal sentiment on all types of assets.

(iv)All Platform users and others with opportunities to engage with the Underlying Assets in the Company’s collection through a diverse set of tangible interactions with assets on the Platform and unique collective ownership experiences (together, the “Membership Experience Programs”) such as:

•Visit & interact at Rally Rd.™ Museums (i.e., Open HQ, warehouse visits, pop-up shops with partner businesses, or “tents” at major auctions/events where users can view the Underlying Assets in person and interact with each other in a social environment);

•Asset sponsorship models (e.g. corporate sponsors or individuals pay for assets to appear in movies, commercials or at events); and

•Other asset-related products (e.g., merchandise, social networking, communities).

A core principle of Memorabilia Asset collecting is the enjoyment of the assets. As such, the ultimate goal of the Membership Experience Programs will be to operate the asset profitably (i.e., generate revenues in excess of Operating Expenses at the Membership Experience Programs within mandated usage guidelines) while maintaining exemplary maintenance standards to support the potential generation of financial returns for Investors in each Series. The Membership Experience Programs, with appropriate controls and incentives, and active monitoring by the Manager and the Asset Manager, should enable a highly differentiated and enjoyable shared collecting experience while providing for premium care for assets in the Company’s collection. To the extent the Manager and the Asset Manager considers it beneficial to Investors, we plan to include all the Underlying Assets, in the sole discretion of the Manager, in the Membership Experience Programs.

Our objective is to become the leading marketplace for investing in collector quality Memorabilia Assets and, through the Platform, to provide Investors with financial returns commensurate with returns in the Asset Class, to enable deeper and more meaningful participation by Memorabilia Asset enthusiasts in the hobby, to provide experiential and social benefits comparable to those of a world-class Memorabilia Asset collector, and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for Investors.

Competition

Although the Company’s business model is unique in the Asset Class, there is potentially significant competition for the Underlying Assets, which the Company securitizes through its offerings, from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as dealers and auction houses continue to play an increasing role.

Most of our current and potential competitors in the Asset Class, such as dealers and auction houses, have significantly greater financial, marketing and other resources than we do and may be able to devote greater resources sourcing the Underlying Assets that the Company competes for. In addition, almost all of these competitors, in particular the auction houses, have longer operating histories and greater name recognition than we do and are focused on a more established business model.

There are also start-up models around shared ownership of memorabilia, collectible items and alcohol, developing in the industry, which will result in additional competition for Underlying Assets, but so far none of these models seek to securitize ownership through the regulated securities market.

With the continued increase in popularity in the Asset Class, we expect competition for the Underlying Assets to intensify in future. Increased competition may lead to increased Asset Class prices, which will reduce the potential value appreciation that Interest Holders may be able to achieve by owning Interests in the Company’s Offerings and will decreased the number of high-quality assets the Company can securitize through the Platform.

In addition, there are companies that are developing crowd funding models for other alternative asset classes such as race horses or art, who may decide to enter the Asset Class as well.

Customers

We target the broader U.S. Asset Class enthusiast and the 83.1 million U.S. millennial market (based on 2015 figures by the U.S. Census Bureau) as our key customer bases. The customers of the Company are the Investors in each Series that has closed an Offering. As of the date of this filing, the Company has closed the Offerings highlighted in white in the Master Series Table.

Manager

The Operating Agreement designates the Manager as the managing member of the Company.  The Manager will generally not be entitled to vote on matters submitted to the Interest Holders.  The Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager.

The Operating Agreement further provides that the Manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series of Interests or any of the Interest Holders and will not be subject to any different standards imposed by the Operating Agreement, the LLC Act or under any other law, rule or regulation or in equity.  In addition, the Operating Agreement provides that the Manager will not have any duty (including any fiduciary duty) to the Company, any Series or any of the Interest Holders.

In the event the Manager resigns as managing member of the Company, the holders of a majority of all Interests of the Company may elect a successor managing member.  Holders of Interests in each Series of the Company have the right to remove the Manager as manager of the Company, by a vote of two-thirds of the holders of all Interests in each Series of the Company (excluding the Manager), in the event the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series of Interests or the Company. If so convicted, the Manager shall call a meeting of all of the holders of every Series of Interests within 30 calendar days of such non-appealable judgment at which the holders may vote to remove the Manager as manager of the Company and each Series.  If the Manager fails to call such a meeting, any Interest Holder will have the authority to call such a meeting.  In the event of its removal, the Manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve the Company (and therefore the Series), the liquidation provisions of the Operating Agreement shall apply (as described in “Description of the Interests Offered – Liquidation Rights”). In the event the Manager is removed as manager of the Company, it shall also immediately cease to be manager of any Series.

See “Management” for additional information regarding the Manager.

Advisory Board

The Manager has assembled an Advisory Board to assist the Manager in identifying and acquiring the Underlying Assets, to assist the Asset Manager in managing the Underlying Assets and to advise the Manager and certain other matters associated with the business of the Company and the various Series of Interests.

The members of the Advisory Board are not managers or officers of the Company or any Series and do not have any fiduciary or other duties to the Interest Holders of any Series.

Operating Expenses

Operating Expenses are allocated to each Series based on the Companies allocation policy (see “Allocation of Expenses” below). Each Series is only responsible for the Operating Expenses associated with such Series, as determined by the Manager in accordance with the allocation policy, and not the Operating Expenses related to any other Series. Upon the Closing of an Offering for a Series, the Series will be responsible for the following costs and expenses attributable to the activities of the Company related to the Series:

(i)any and all ongoing fees, costs and expenses incurred in connection with the management of the Underlying Asset related to a Series, including import taxes, income taxes, annual registration fees, transportation (other than transportation costs described in Acquisition Expenses), storage (including its allocable portion of property rental fees should the Manager decide to rent a property to store a number of Underlying Assets), security, valuation, custodianship, marketing, maintenance, refurbishment, presentation, perfection of title and utilization of an Underlying Asset;

(ii)fees, costs and expenses incurred in connection with preparing any reports and accounts of a Series of Interests, including any blue-sky filings required in certain states and any annual audit of the accounts of such Series of Interests (if applicable);

(iii)fees, costs and expenses of a third-party registrar and transfer agent appointed in connection with a Series of Interests;

(iv)fees, costs and expenses incurred in connection with making any tax filings on behalf of the Series of Interests;

(v)any indemnification payments;

(vi)any and all insurance premiums or expenses incurred in connection with the Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events under Membership Experience Programs (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event but including, if obtained, directors and officers insurance of the directors and officers of the Manager or the Asset Manager); and

(vii)any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

The Manager and the Asset Manager have agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing of any of the Series detailed in the Master Series Table. The Manager and the Asset Manager each will bear their own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Underlying Asset), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Assets).

If the Operating Expenses for a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series and cannot be covered by any Operating Expense reserves on the balance sheet of the Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by the Underlying Asset related to such Series (an “Operating Expenses Reimbursement Obligation(s)”), and/or (c) cause additional Interests to be issued in the Series in order to cover such additional amounts.

Indemnification of the Manager and its affiliates

The Operating Agreement provides that none of the Manager, or its affiliates, the Asset Manager, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of the Manager, members of the Advisory Board, nor persons acting at the request of the Company in certain capacities with respect to other entities (collectively, the “Indemnified Parties”) will be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or any Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each Series will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to the Company or the applicable Series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Description of the Asset Management Agreement

Each Series has entered or intends to enter into a separate asset management agreement with the Asset Manager. The Series referenced in the Master Series Table, will each appoint the Asset Manager to manage the respective Underlying Assets pursuant to the Asset Management Agreement. The services provided by the Asset Manager will include:

-Together with members of the Advisory Board, creating the asset maintenance policies for the collection of assets;

-Investigating, selecting, and, on behalf of the applicable Series, engaging and conducting business with such persons as the Asset Manager deems necessary to ensure the proper performance of its obligations under the Asset Management Agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, storage providers and transportation providers and any and all persons acting in any other capacity deemed by the Asset Manager necessary or desirable for the performance of any of the services under the Asset Management Agreement; and

-Developing standards for the transportation and care of the Underlying Assets.

The Asset Management Agreement entered with each Series will terminate on the earlier of: (i) one year after the date on which the relevant Underlying Asset related to a Series has been liquidated and the obligations connected to the Underlying Asset (including, contingent obligations) have been terminated, (ii) the removal of the Manager as managing member of the Company (and thus all Series of Interests), (iii) upon notice by one party to the other party of a party’s material breach of the Asset Management Agreement, or (iv) such other date as agreed between the parties to the Asset Management Agreement.

Each Series will indemnify the Asset Manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Asset Manager under the Asset Management Agreement with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Management Fee

As consideration for managing each Underlying Asset, the Asset Manager will be paid a semi-annual Management Fee pursuant to the Asset Management Agreement, equal to up to 50% of any available Free Cash Flow generated by a Series for such six-month period.  The Management Fee will only become payable if there are sufficient proceeds to distribute Free Cash Flow to the Interest Holders.

Asset Selection

The Company targets a broad spectrum of assets globally in order to cater to a wide variety of tastes and investment strategies across the Asset Class. We intend to acquire assets from across all sub-categories of the Asset Class, but with particular focus on items with broad appeal and significance. For example, in sports memorabilia, this would include objects related to high profile players or memorable teams. We will pursue acquisitions opportunistically on a global basis whenever we can leverage our industry specific knowledge or relationships to bring compelling investment opportunities to Investors. It is our objective to acquire only the highest caliber assets, although we may opportunistically choose to acquire assets of lesser qualities from time to time if we consider these to be prudent investments for the Investors on the Platform, and to appropriately maintain, monitor and manage the collection to support its continued value appreciation and to enable respectful enjoyment by the Investors. We maintain an ongoing list of investment opportunities across the various asset categories we track, including:

(i) Tier 1: comprehensive lists of items in each major sub-category of the Asset Class that fit within the broad asset categories described above. Tier 1 assets provide a breadth of content for the Platform and are viewed as assets for general consideration.

(ii) Tier 2: narrow lists of marquee assets that define each investment category as a whole within the collector and investor community. In addition to being prudent investments, Tier 2 assets will also play a key role in promoting the Platform because of their high consumer recognition factor.

(iii) Tier 3: target acquisition lists of assets that the Manager and Advisory Board believe would offer the greatest return on investment potential to Investors across various makes, models and vintages.

(iv) Tier 4: current acquisition lists of assets where the Manager and the Company are proactively searching for particular examples to present as opportunities for investment on the Platform.  Tier 4 lists include what we believe to be the most desirable and actionable assets in the Asset Class at any time.

We anticipate that our Advisory Board will assist in the identification of Underlying Assets and in finding and identifying storage, maintenance specialists and other related service providers. This will give the Company access to the highest quality assets and balanced information and decision making from information collected across a diverse set of constituents in the Asset Class, as well as a network of partners to ensure the highest standards of care for the Underlying Assets.

Our asset selection criteria were established by the Manager in consultation with the Asset Manager and  members of the Company’s Advisory Board and are continually influenced by Investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of the Manager. Although we cannot guarantee positive investment returns on the Underlying Assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential as well as the potential for the Company to effectively monetize the asset through its Membership Experience Programs. The Manager, with guidance from the Asset Manager and members of the Company’s Advisory Board, will endeavor to only select assets with known ownership history, certificates of authenticity, and highest possible quality grades, to the extent that such metrics exist in a particular sub-sector (e.g. trading cards) and other related records.  The Manager, with guidance from the Asset Manager and members of the Company’s Advisory Board, also considers the condition of the assets, historical significance, ownership history and provenance, the historical valuation of the specific asset or comparable assets and our ability to relocate the asset to offer tangible experiences to Investors and members of the Platform.  From time to time the Manager, in consultation with our expert network, the Asset Manager and members of the Company’s and Advisory Board, will decide to refurbish assets either prior to designating a Series of Interests associated with such Underlying Asset on the Platform or as part of an Underlying Asset’s ongoing maintenance schedule. Any refurbishment will only be performed if it is deemed to be accretive to the value of the Underlying Asset. The Manager, with guidance from the Asset Manager and members of the Company’s Advisory Board, will review asset selection criteria at least annually. The Manager, in consultation with the Asset Manager, will seek approval from the Advisory Board for any major deviations from these criteria.

Through the Company’s network, the Asset Manager and Advisory Board, we believe that we will be able to identify and acquire Underlying Assets of the highest quality and known provenance, as well as examples of potential “future classics,” and obtain proprietary access to limited production runs, with the intent of driving returns for Investors in the Series of Interests that owns the applicable asset. Concurrently, through the Platform, we aim to bring together a significantly larger number of potential buyers with Asset Sellers than traditional auction houses or dealers are able to achieve. Through this process, we believe we can source and syndicate Underlying Assets more efficiently than the traditional method in the Asset Class and with significantly lower transaction and holding costs.

Asset Acquisition

The Company plans to acquire Underlying Asset through various methods:

1)Upfront purchase – the Company acquires an Underlying Asset from an Asset Seller prior to the launch of offering related to the Series

2)Purchase agreement – the Company enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the closing of the offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the closing

3)Purchase option agreement – the Company enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset

In the case where an Underlying Asset is acquired prior to the launch or closing, as the case may be, of the offering process for the related Series, the proceeds from the associated offering, net of any Brokerage Fee, Offering

Expenses or other Acquisition Expenses or Sourcing Fee, will be used to reimburse the Company for the acquisition of the Underlying Asset or repay any loans made to the Company, plus applicable interest, to acquire such Underlying Asset.

In the case where, rather than pre-purchasing an Underlying Asset before the Closing of an Offering, the Company may also negotiate with Asset Sellers for the exclusive right to market, an Underlying Asset on the Platform to Investors for a period of time (the “Exclusivity Period”). The Company plans to achieve this by pre-negotiating a purchase price (or desired amount of liquidity) and entering into an asset purchase agreement or a purchase option agreement with an Asset Seller for an Underlying Asset, which would close simultaneously upon the closing of the offering of Interests in the Series associated with that Underlying Asset. Then, upon Closing a successful Offering, the Asset Seller would be compensated with a combination of cash proceeds from the offering and, if elected, equity ownership in the Series associated with the Underlying Asset (as negotiated in the agreement for such Underlying Asset).

In some cases, an Asset Seller may retain partial ownership of an Underlying Asset and hold membership interests in the applicable Series representing its pro rata ownership of the Underlying Asset. For example, the Asset Seller will retain a 52.9% equity interest in the Underlying Asset for the Series #HONUS. See the “Description of Series T206 Honus Wagner Card” section for further details.

Additional details on the acquisition method for each Underlying Asset can be found in the Master Series Table and in the “Use of Proceeds” section for each respective Series.

Asset Liquidity

The Company intends to hold and manage all of the assets marketed on the Platform indefinitely. Liquidity for Investors is obtained by transferring their Interests in a Series, through the Liquidity Platform (see “Liquidity Platform” below for additional information), or otherwise, although there can be no guarantee that a secondary market for any Series of Interests will develop or that appropriate registrations to permit secondary trading, as the case may be, will ever be obtained. However, should an offer to liquidate an Underlying Asset materialize and be in the best interest of the Investors, as determined by the Manager, the Manager, with guidance from the Advisory Board will consider the merits of such offers on a case-by-case basis and potentially sell the asset. Furthermore, should an Underlying Asset become obsolete (e.g., due to lack Investor demand for its Interests) or suffer from a catastrophic event, the Manager may choose to sell the asset.  As a result of a sale under any circumstances, the Manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the asset’s insurance contract) to the Interest Holders of the applicable Series (after payment of any accrued liabilities or debt, including but not limited to balances outstanding under any Operating Expenses Reimbursement Obligation, on the Underlying Asset or of the Series at that time). In some cases, the Company’s ability to liquidate an Underlying Asset may be subject to certain restrictions or limitations on sale as set forth in the applicable purchase agreement or purchase option agreement.

Liquidity Platform

Overview

The Manager has entered into an arrangement with the Custodian that, subject to restrictions under state and federal securities laws and the transfer restrictions listed in the Operating Agreement (see “Description Of Interests Offered – Transfer Restrictions” section for additional details), facilitates the transfer of Interests issued by the Company.  The facilitation of the transfer of Interests is accomplished sporadically through an auction process for isolated non-issuer transactions (the “Trading Window”) and execution of the transfer is effected exclusively through the Custodian. The Asset Manager operates the Platform, through which Investors submit their indications of interests to transfer or purchase Interests, to be executed by the Custodian. The following process is subject to change.

1)Frequency of facilitation: Under the Company’s documentation, there is a lock-up period of no less than 90 days after the closing of the initial offering for the Interests of any Series. No Interests may be transferred before the expiration of the lock-up period. Upon expiration of the lock-up period, a Trading Window may open for a particular Series of Interest no more than once every 30 to 90 days. The duration of the Trading Window is generally from 9:00a.m. EST to 4:30p.m. EST and each Trading Window remains open for one or two days during these hours. However, the Asset Manager, in its capacity as operator of the Platform, may change that frequency and duration.

2)Indication of interest submission and aggregation: During the hours of the Trading Window for a particular Series of Interest, indications of interest to transfer or purchase Interests may be submitted by Investors who have opened a brokerage account with the Custodian. Throughout the Trading Window, all indications of interest are aggregated through the Platform with respect to the Interests in a particular Series and, at the end of the Trading Window, the market-clearing price at which the maximum number of Interests of a given Series are transacted during that particular Trading Window as determined (e.g., the price at which the maximum number of indications of interest to transfer and purchase overlap), to the extent such transfer is permitted by applicable law and the transfer restrictions detailed in the Operating Agreement.

3)Indication of interest execution: After the end of the Trading Window, each Investor that has a qualifying match is notified through the Platform and is required to affirmatively confirm their desire to transact in their discretion at the market-clearing price. Upon confirmation by the Investor, the Custodian clears and closes any transactions during a fixed period of time after the end of the Trading Window. Once executed, the appropriate information is submitted back to the Platform by the Custodian and reflected in each Investor’s account on the Platform.

User Interface and Role of the Platform

For the purposes of the Trading Window described above (see “—Overview”), the Platform serves as the user interface through which Investors submit indications of interest to transfer or purchase Interests in Series of the Company.

For the avoidance of doubt, all activity related to execution of transfers or purchases of Interests on the Liquidity Platform are originated by the Investor and neither the Company, the Manager nor the Asset Manager are acting as a broker or dealer, and none of them make any recommendation as to the purchase or sale of any Interests. In addition, the registered broker-dealer does not make any recommendation as to the purchase or sale of any Interests. Neither the Company nor the Managing Member ever have custody of the Investor’s membership interests, cash or other property, and all transfers of cash or securities will be performed by the registered broker-dealer or another appropriately licensed third party, at the direction of the Investor, upon closing of a Trading Window.

The Platform merely acts as a user interface to deliver and display information to Investors and the registered broker-dealers. Neither the Company, the Manager nor the Asset Manager will receive any compensation for its role in the trading procedure unless and until the Manager or one of its affiliates registers as a broker-dealer.  As described above under the “Potential Conflicts of Interest – Conflicting interests of the Manager, the Asset Manager and the Investors” section, the Manager or one of its affiliates in the future may register as a broker-dealer under state and federal securities laws, at which time it may charge fees in respect of trading of interests on the Rally Rd™ Platform.

Facilities

The Manager intends to operate the Company and manage the collection in a manner that will focus on the ongoing security of all Underlying Assets. The Manager currently stores the Underlying Assets, along with other assets, in a professional facility and in accordance with standards commonly expected when managing Memorabilia Assets of equivalent value and always as recommended by the Advisory Board.

The Company currently leases space in a facility in New Castle, Delaware for the purposes of storing the Underlying Assets in a highly controlled environment other than when some or all of the Underlying Assets are used in Membership Experience Programs or are otherwise being utilized for marketing or similar purposes. The facility the Company is using, fulfills the following criteria:

-Fully secured card access system with 24-hour monitoring;

-24-hour surveillance;

-UV-filtered lighting with maximum 11 foot-candle exposure (similar to light at dusk);

-Temperature controlled to 68° (+/- 2°F tolerance);

-State of the art fire protection including fully covered nitrogen pre-action sprinkler systems.

From time to time various Underlying Assets may be held in third-party facilities, such as the Underlying Asset of the Series #HONUS, which will be showcased in the DePace Sports Museum at its principal location in New Jersey. In such cases, the Asset Manager endeavors to ensure that the Underlying Assets are stored with the appropriate care and insurance as would be the case if they were held in the facility in which the Company leases space, unless otherwise specified in the description for an Underlying Asset. See the “Description of Series T206 Honus Wagner Card” section for further details.

Each of the Underlying Assets in the collection will be inspected on a regular basis according to the inspection schedule defined for each Underlying Asset by the Asset Manager in conjunction with members of the Advisory Board.

The Manager and the Asset Manager are located at 250 Lafayette Street, 3rd Floor, New York, NY 10012 and the Asset Manager presently has twenty full-time employees and five part-time contractors.  Neither the Manager nor the Company has any employees.

Legal Proceedings

None of the Company, any Series, the Manager, the Asset Manager or any director or executive officer of the Manager or Asset Manager is presently subject to any material legal proceedings.

Allocation of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from Underlying Assets and any indemnification payments made by the Company will be allocated amongst the various Series in accordance with the Manager’s allocation policy, a copy of which is available to Investors upon written request to the Manager. The allocation policy requires the Manager to allocate items that are allocable to a specific Series to be borne by, or distributed to (as applicable), the applicable Series of Interests.  If, however, an item is not allocable to a specific Series but to the Company in general, it will be allocated pro rata based on the value of Underlying Assets or the number of Underlying Assets, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific Underlying Asset)
Revenue	Membership Experience Programs	Allocable pro rata to the value of each Underlying Asset
	Asset sponsorship models	Allocable pro rata to the value of each Underlying Asset
Offering Expenses	Filing expenses related to submission of regulatory paperwork for a Series	Allocable pro rata to the number of Underlying Assets
	Legal expenses related to the submission of regulatory paperwork for a Series	Allocable pro rata to the number of Underlying Assets
	Audit and accounting work related to the regulatory paperwork or a Series	Allocable pro rata to the number of Underlying Assets
	Escrow agent fees for the administration of escrow accounts related to the offering	Allocable pro rata to the number of Underlying Assets
	Compliance work including diligence related to the preparation of a Series	Allocable pro rata to the number of Underlying Assets
	Bank transfer and other bank account related fees	Allocable to each Underlying Asset
	Transfer to and custody of Interests in DriveWealth brokerage accounts	0.75% (minimum of $500) of gross proceeds of offering
Acquisition Expense	Transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the number of Underlying Assets
	Insurance for transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the value of each Underlying Asset
	Preparation of marketing materials	Allocable pro rata to the number of Underlying Assets
	Document fee	Allocable directly to the applicable Underlying Asset
	Authenticity and verification check	Allocable directly to the applicable Underlying Asset
	Identification Fee	Allocable directly to the applicable Underlying Asset
	Restoration and maintenance	Allocable directly to the applicable Underlying Asset

Interest / purchase option expense in the case (i) an Underlying Asset was pre-purchased by the Company through a loan or (ii) the Company obtained a purchase option to acquire an Underlying Asset, prior to the closing of an offering

Allocable directly to the applicable Underlying Asset

Operating Expenses	Storage	Allocable pro rata to the number of Underlying Assets
	Security (e.g., surveillance and patrols)	Allocable pro rata to the number of Underlying Assets
	Custodial fees	Allocable pro rata to the number of Underlying Assets
	Appraisal and valuation fees	Allocable pro rata to the number of Underlying Assets
	Marketing expenses in connection with Membership Experience Programs	Allocable pro rata to the value of each Underlying Asset
	Insurance	Allocable pro rata to the value of each Underlying Asset
	Maintenance	Allocable directly to the applicable Underlying Asset
	Transportation to Membership Experience Programs	Allocable pro rata to the number of Underlying Assets
	Ongoing reporting requirements (e.g. Reg A+ or Securities Act reporting)	Allocable pro rata to the number of Underlying Assets
	Audit, accounting bookkeeping and legal related to the reporting requirements of the Series	Allocable pro rata to the number of Underlying Assets
	Other Membership Experience Programs related expenses (e.g., venue hire, catering, facility management, film and photography crew)	Allocable pro rata to the value of each Underlying Asset
Indemnification Payments	Indemnification payments under the Operating Agreement	Allocable pro rata to the value of each Underlying Asset

Notwithstanding the foregoing, the Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the Investors.

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation for RSE Archive, LLC (1)

Exhibit 2.2 – Amended and Restated Operating Agreement for RSE Archive, LLC (3)

Exhibit 2.3 – Certificate of Formation for RSE Archive Manager, LLC (1)

Exhibit 2.4 – Operating Agreement for RSE Archive Manager, LLC (2)

Exhibit 3.1 – Form of Series Designation (1)

Exhibit 4.1 – Amended and Restated Form of Subscription Agreement (4)

Exhibit 6.1 – Form of Asset Management Agreement (1)

Exhibit 6.2 – Broker of Record Agreement (1)

Exhibit 6.3 – Purchase Option Agreement in respect of Series #10COBB Asset (1)

Exhibit 6.4 – Purchase Option Agreement in respect of Series #52MANTLE Asset (1)

Exhibit 6.5 – Purchase Option Agreement in respect of Series #71ALI Asset (1)

Exhibit 6.6 – Purchase Option Agreement in respect of Series #71MAYS Asset (1)

Exhibit 6.7 – Purchase Option Agreement in respect of Series #98JORDAN Asset (1)

Exhibit 6.8 – Purchase Option Agreement in respect of Series #AGHOWL Asset (1)

Exhibit 6.9 – Purchase Option Agreement in respect of Series #EINSTEIN Asset (1)

Exhibit 6.10 – Purchase Option Agreement in respect of Series #FROST Asset (1)

Exhibit 6.11 – Purchase Option Agreement in respect of Series #POTTER Asset (1)

Exhibit 6.12 – Purchase Option Agreement in respect of Series #ROOSEVELT Asset (1)

Exhibit 6.13 – Purchase Option Agreement in respect of Series #TWOCITIES Asset (1)

Exhibit 6.14 – Purchase Option Agreement in respect of Series #ULYSSES Asset (1)

Exhibit 6.15 – Purchase Option Agreement in respect of Series #YOKO Asset (1)

Exhibit 6.16 – Purchase Agreement in respect of Series #70RLEX Asset (3)

Exhibit 6.17 – Purchase Agreement in respect of Series #RLEXPEPSI Asset (3)

Exhibit 6.18 – Purchase Agreement in respect of Series #SMURF Asset (5)

Exhibit 6.19 – Purchase Agreement in respect of Series #APEOD Asset (5)

Exhibit 6.20 – Purchase Agreement in respect of Series #APROAK Asset (5)

Exhibit 6.21 – Purchase Option Agreement in respect of Series #15PTKWT Asset (5)

Exhibit 6.22 – Purchase Agreement in respect of Series #18ZION Asset (5)

Exhibit 6.23 – Purchase Agreement in respect of Series #75ALI Asset (5)

Exhibit 6.24 – Purchase Agreement in respect of Series #88JORDAN Asset (5)

Exhibit 6.25 – Purchase Agreement in respect of Series #APOLLO11 Asset (5)

Exhibit 6.26 – Purchase Agreement in respect of Series #BIRKINBLEU Asset (5)

Exhibit 6.27 – Purchase Agreement in respect of Series #SNOOPY Asset (6)

Exhibit 6.28 – Purchase Option Agreement in respect of Series #HONUS Asset (6)

Exhibit 6.29 – Purchase Agreement in respect of Series #24RUTHBAT Asset (7)

Exhibit 6.30 – Purchase Agreement in respect of Series #33RUTH Asset (7)

Exhibit 6.31 – Purchase Agreement in respect of Series #56MANTLE Asset (7)

Exhibit 6.32 – Purchase Option Agreement in respect of Series #BIRKINBOR Asset (7)

Exhibit 6.33 – Purchase Option Agreement in respect of Series #HIMALAYA Asset (7)

Exhibit 6.34 – Purchase Option Agreement in respect of Series #SPIDER1 Asset (7)

Exhibit 6.35 – Purchase Option Agreement in respect of Series #BATMAN3 Asset (7)

Exhibit 6.36 – Purchase Agreement in respect of Series #BOND1 Asset

Exhibit 6.37 – Purchase Agreement in respect of Series #CATCHER Asset

Exhibit 6.38 – Purchase Agreement in respect of Series #LOTR Asset

Exhibit 6.39 – Purchase Agreement in respect of Series #SCARLET Asset

Exhibit 6.40 – Purchase Agreement in respect of Series #AMZFNT1 Asset

Exhibit 6.41 – Purchase Agreement in respect of Series #HULK1 Asset

Exhibit 6.42 – Purchase Agreement in respect of Series #BATMAN1 Asset

Exhibit 6.43 – Purchase Agreement in respect of Series #55CLEMENTE Asset

Exhibit 6.44 – Purchase Agreement in respect of Series #38DIMAGGIO Asset

Exhibit 6.45 – Purchase Agreement in respect of Series #RUTHBALL1 Asset

Exhibit 8.1 – Subscription Escrow Agreement (1)

Exhibit 12.1 – Opinion of Duane Morris LLP

Exhibit 13.1 – Amended and Restated Testing the Water Materials (3)

(1)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on August 13, 2019

(2)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on August 19, 2019

(3)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on September 16, 2019

(4)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on October 4, 2019

(5)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on October 21, 2019

(6)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on November 15, 2019

(7)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on December 5, 2019

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RSE ARCHIVE MANAGER, LLC

By: RSE Markets, Inc., its managing member

By: /s/ Christopher Bruno

Name: Christopher Bruno

Title: President

This report has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher Bruno Name: Christopher Bruno	President of RSE Markets, Inc. (Principal Executive Officer)	February 7, 2020
/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer)	February 7, 2020
RSE ARCHIVE MANAGER, LLC By: /s/ Christopher Bruno Name: Christopher Bruno Title: President	Managing Member	February 7, 2020